UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AIR PRODUCTS

Proxy Statement for

2024 ANNUAL MEETING OF SHAREHOLDERS

GENERATING
A CLEANER FUTURE

Virtual Meeting:
www.virtualshareholdermeeting.com/APD2024

Proxy Statement
We have provided you this Notice of Annual Meeting and proxy statement because the Board of Directors (the “Board”) of Air Products and Chemicals, Inc. (the “Company” or “Air Products”) is soliciting your proxy to vote at the Company’s 2024 Annual Meeting of Shareholders to be held on January 25, 2024 (the “Annual Meeting”). This proxy statement contains information about the items to be voted on at the Annual Meeting and information about the Company. Instructions on how to access this proxy statement and our 2023 Annual Report to Shareholders (the “Annual Report”) on the Internet or paper copies of this proxy statement and the Annual Report are first being sent to shareholders on or about December 8, 2023.

Our industrial gas business is the foundation of who we are and what we do. We supply customers in dozens of industries – customers who depend on our people’s expertise to make their products and processes more efficient and sustainable. We have been doing this for the last 83 years, and we will continue to do all that we can to be the safest, most diverse and most profitable industrial gas company in the world, providing outstanding service to our customers. At the same time, we are using all of our experience, financial strength and core competencies as the world’s leading supplier of hydrogen to implement our low-and zero-carbon hydrogen megaprojects around the world. When it comes to generating a cleaner future, we want to lead the way, decarbonizing heavy-duty transportation and heavy industry around the world with clean hydrogen at very large scale.

December 8, 2023

Dear Fellow Shareholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2024 Annual Meeting of Shareholders of Air Products and Chemicals, Inc. to be held on Thursday, January 25, 2024 at 2:00 p.m. (Eastern Time). This year’s Annual Meeting will be held in a virtual format through a live audio webcast, which can be accessed at www.virtualshareholdermeeting.com/APD2024. Shareholders participating in the meeting will have the ability to submit questions during this live audio webcast.

Attached you will find the Notice of Annual Meeting and proxy statement that contain additional information, including the items of business and methods you can use to vote your proxy. Your vote is very important. I encourage you to sign and return your proxy card or use Internet, mobile device or telephone voting prior to the meeting so that your shares of common stock will be represented and voted at the meeting even if you cannot attend virtually.

We continue to demonstrate our higher purpose at Air Products – bringing people together to collaborate and innovate solutions to the world’s pressing energy and environmental challenges. Our team is focused on sustainable growth opportunities, generating a cleaner future as the leading industrial gas company at the forefront of the energy transition.

Thanks to the hard work of our approximately 23,000 people around the globe, Air Products continued to execute its growth strategy in 2023 while also achieving adjusted earnings per share* of $11.51, an increase of 12% over the prior fiscal year. We also increased our quarterly dividend for the 41st consecutive year and returned approximately $1.5 billion to shareholders in the form of dividends. The committed, dedicated and motivated team at Air Products once again delivered excellent results, demonstrating the stability and resilience of our business despite challenging conditions.
With sustainability underpinning our growth strategy, we are working alongside customers around the world to improve their sustainability performance and support their continuous improvement journeys. In 2023, we continued to execute on our clean hydrogen projects around the world and initiatives to reduce our environmental impact, furthering our goal of reducing our greenhouse gas (“GHG”) emissions intensity by one-third by 2030 for Scopes 1, 2 and 3. In addition, we engaged with the Science Based Targets Initiative throughout 2023 to help support development of the sectoral framework that will shape the methodology for the chemicals sector.

Meanwhile, we continue to be recognized for sustainability performance by prestigious organizations, including Barron’s 100 Most Sustainable Companies, Dow Jones Sustainability Index (North America), S&P Global’s Sustainability Yearbook and ISS-oekom Prime, among others. In 2023, we were named by Forbes as a Best Employer for Diversity, ranking first in our sector and fourth overall. We made continued progress toward our diversity goals, achieving minority representation of 25% in U.S. professional and managerial roles and female representation of 26% in the same positions globally. We work hard every day to promote a safe work environment for employees and contractors and build a culture where all feel valued, respected and that they belong and matter.

With a long-term growth strategy that is supported by vast energy transition opportunities and public policy support, there are many exciting opportunities ahead as we focus on driving our base business and executing our clean hydrogen projects around the world.

Thank you for your continued support of our Company, and I look forward to speaking with fellow shareholders in January.

All the best,

Seifi Ghasemi
Chairman, President and Chief Executive Officer

*	Adjusted earnings per share is a non-GAAP financial measure. See Appendix A for a reconciliation to the most directly comparable financial measure calculated under GAAP.

2024 PROXY STATEMENT	1

Logistics

Date and Time Thursday, January 25, 2024 2:00 p.m. (Eastern Time)

Virtual Meeting
The 2024 Annual Meeting of Shareholders will be conducted virtually at:
www.virtualshareholdermeeting.com/APD2024.

Procedures for attending and participating in the virtual meeting are explained on page 69.

Record Date Shareholders of record at the close of business on November 30, 2023 are entitled to receive this notice and to vote at the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Air Products and Chemicals, Inc. 2024 Annual Meeting of Shareholders To Be Held on January 25, 2024:
Our proxy statement and 2023 Annual Report to Shareholders are available at www.proxyvote.com.

Items of Business
Company Proposals	Board Vote Recommendation	Votes Required	Page
Proposal 1 Elect the nine nominees proposed by the Board of Directors as directors for a one-year term ending in 2025.	FOR	Majority of Votes Cast	9
Proposal 2 Conduct an advisory vote on executive officer compensation.	FOR	Majority of Votes Cast	28
Proposal 3 Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.	FOR	Majority of Votes Cast	61
Shareholders also will attend to such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.
How to Vote
Shareholders of record (shares registered in your name with the Company’s transfer agent) and Retirement Savings Plan Participants:

Internet	Mobile Device	Telephone	Mail	Vote Online During the Meeting
www.proxyvote.com	Scan the QR Code to vote	1-800-690-6903	Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided.	For instructions on voting during the Annual Meeting, please see page 69.

Street Name Holders (shares held through a broker, bank or other nominee): refer to the voting instruction form provided by your broker, bank or other nominee.
Important
Whether you plan to attend the meeting or not, please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote if you attend the meeting.
By order of the Board of Directors,

Sean D. Major
Executive Vice President, General Counsel and Secretary
December 8, 2023

2

Our Higher Purpose

Bringing people together to collaborate and innovate solutions to the world’s most significant energy and environmental sustainability challenges.

By living our higher purpose, we are creating sustainable growth opportunities that deliver value to our shareholders, customers, employees and communities around the world.

Financial and Operational Highlights

Financial Performance

Earnings Per Share	Adjusted Earnings Per Share[1]	Net Income	Adjusted EBITDA[1]

(1)	This is a financial measure not calculated in accordance with United States generally accepted accounting principles (“GAAP”). See Appendix A for a reconciliation to the most directly comparable financial measure calculated under GAAP.
Safety Performance
Our safety performance is critical to our success, and one of our goals is to be the safest industrial gas company in the world. Since fiscal 2014, we have achieved a 63% improvement in the employee lost time injury rate and a 50% improvement in the employee recordable injury rate.
Operational Performance
During fiscal 2023, the Company continued to execute its growth strategy and announced: plans to construct a large-scale green energy import terminal in Hamburg, Germany; plans with AES to construct a multi-billion dollar green hydrogen production facility in North Texas; the completion of the second phase of the $12 billion gasification and power joint venture in Jazan Economic City, Saudi Arabia; the financial closing of the NEOM joint venture’s planned $8.4 billion green hydrogen-based ammonia production facility in NEOM City, Saudi Arabia; and an agreement with the government of the Republic of Uzbekistan and Uzbekneftegaz JSC to acquire, own and operate a $1 billion natural gas-to-syngas processing facility.
Returns to Shareholders The Company returned approximately $1.5 billion to shareholders through dividends, increasing dividends for the 41st consecutive year.

2024 PROXY STATEMENT	3

Sustainability Highlights

Providing innovative solutions through deeply-rooted values

Air Products’ higher purpose is to bring people together to collaborate and innovate solutions to the world’s most significant energy and environmental sustainability challenges. We are living this commitment, putting sustainability in action through our mega projects that support the energy transition. While working to support these objectives and our customers, we also remain committed to our employees. Safety will always be a priority at Air Products, with the ultimate goal of zero incidents and zero accidents. Our goal is to be the safest, most diverse and most profitable industrial gas company in the world, providing excellent service to our customers. To drive this objective, we set rigorous goals for female representation globally and for minority representation in the United States.

Achievements

●Strong financial performance in fiscal 2023 as indicated above in our Financial and Operational Highlights
●Have projects in execution in Alberta, Canada for a net-zero hydrogen energy complex; a blue hydrogen energy facility in Louisiana, United States; a green ammonia project in NEOM City, Saudi Arabia; and a sustainable aviation fuel project in California, United States
●Enabled customers to avoid more than three times our own carbon dioxide equivalent ("CO2e") emissions while contributing 56% of revenues in calendar year 2022 from sustainable offerings that improve energy efficiency, reduce environmental impact or address societal needs such as food, healthcare and safety

●Continued to reduce Scope 1 and 2 CO2e emissions intensity in calendar year 2022, reaching a reduction of 5% from calendar year 2015
●Reduced Scope 3 CO2e emissions intensity in calendar year 2022, reaching a reduction of 28% from calendar year 2015
●Improved year-on-year water intensity by 4% in calendar year 2022 and maintained energy efficiency
●Engaged with the Science Based Targets Initiative to develop a sectoral framework and methodology for the chemicals sector

●Reduced employee recordable injury rate in fiscal 2023 by 19% from fiscal 2022
●Achieved U.S. minority representation of 25% and global female representation of 26% in fiscal 2022
●Through the Air Products Foundation, contributed over $9 million in donations to communities in fiscal 2023

4

Our Sustainability Goals

Economic Performance Lead the industrial gas industry in profitability	Energy Transition Commit at least $15 billion through 2027 in projects to drive the energy transition	Customer Sustainability Annually increase the total CO2e emissions avoided by our customers

CO2e Intensity
Reduce our Scope 1 and Scope 2 CO2e emissions intensity by one-third by 2030 compared to a 2015 baseline
Reduce our Scope 3 CO2e emissions intensity by one-third by 2030 compared to a 2015 baseline
	Net Zero Achieve net zero emissions in our operations by 2050*	Resource Conservation Increase energy efficiency and promote the responsible use of water

Safety Lead the industrial gas industry in safety	Talent and Diversity Increase diversity in professional and managerial roles with goals of 30% minority representation in U.S. roles and 28% female representation globally
*	Achieving this goal also will require strong policy and regulatory support that promotes the adoption of key technologies to address the pace and scale required to support a net-zero future.

2024 PROXY STATEMENT	5

Our People

We believe our employees are our most valuable asset and are critical to our success as an organization. Our goal is to be the safest, most diverse and most profitable industrial gas company in the world, providing excellent service to our customers. Integral to our success is the continued development of our 4S culture (Safety, Speed, Simplicity and Self-Confidence) and creating a work environment where all employees feel that they belong and matter.

Our talent-related initiatives, including employee recruitment and development, diversity and inclusion and compensation and benefit programs, are focused on building and retaining the world-class and talented staff that is needed to meet our goals.

Diversity in Professional and Managerial Roles

Our 2023 U.S. Equal Employment Opportunity Report (EEO-1) is available on our website at www.airproducts.com/ company/diversity*

More Information
Air Products has reported annually on its sustainability performance for 20 years, building on a decade of safety and environmental reporting.
Our 2023 Sustainability Report, prepared in accordance with the Global Reporting Initiative, is available on the sustainability page of our website and includes details on our plans to reach our goals. The Sustainability Report also includes summaries of how our sustainability efforts are aligned with the reporting recommendations of SASB and TCFD.
2023 Corporate Sustainability Report www.airproducts.com/company/sustainability*
Recognition
In 2023, Air Products was named to the Dow Jones Sustainability Index (North America), S&P Global’s Sustainability Yearbook, ISS-oekom Prime, FTSE4Good Index, Ethibel Sustainability Index (Pioneer and Excellence Global) and Barron’s list of the 100 Most Sustainable Companies. In 2023, the Company also was named by Forbes as a Best Employer for Diversity.

*	The information on our website is not incorporated by reference into, and does not form part of, this proxy statement.

6

This section summarizes information contained elsewhere in this proxy statement. These highlights do not contain all of the information that you should consider before voting or provide a complete description of the topics covered. Please read this proxy statement in its entirety before voting.
PROPOSAL 1
Elect the nine nominees proposed by the Board of Directors as directors for a one-year term ending in 2025.
The individuals nominated for election to the Board are all current directors and possess a broad range of qualifications and skills that facilitate strong oversight of Air Products’ management and strategy. Our directors have diverse backgrounds and experiences and have demonstrated a commitment to strong corporate governance, shareholder engagement and sustainability.
The Board recommends a vote “FOR” each of the nine nominees. • Page 9
	Tonit M. Calaway Charles Cogut Lisa A. Davis Seifollah Ghasemi Jessica Trocchi Graziano David H.Y. Ho Edward L. Monser Matthew H. Paull Wayne T. Smith	Gender Diverse	Independent

		Ethnically/Racially Diverse	Average Tenure

PROPOSAL 2
Conduct an advisory vote on executive officer compensation.
As described in the Compensation Discussion and Analysis, our executive officer compensation program has been designed to support our long-term business strategies and drive creation of shareholder value. It is aligned with the competitive market for talent, sensitive to Company performance and oriented to long-term incentives to maintain and improve the Company’s long-term profitability. We believe our program delivers reasonable pay that is strongly linked to Company performance.
The majority of compensation provided to the Company’s executive officers is dependent upon total returns delivered to shareholders and the achievement of performance objectives. Over 90% of the total direct compensation opportunity for our CEO and over 75% of the total direct compensation opportunity for our other executive officers is performance-based to ensure that executive compensation directly reflects the creation of shareholder value.
The Board recommends a vote “FOR” this item. • Page 28
CEO Target Compensation Mix Other Executive Officer Target Compensation Mix
Say on Pay Support
At the 2023 Annual Meeting of Shareholders, our shareholders supported the Company’s executive officer compensation program with approximately
93.16%
of votes cast in favor of approval.

2024 PROXY STATEMENT	7

PROPOSAL 3
Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.
The Audit and Finance Committee selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2024. The Board believes that the engagement of Deloitte as our independent registered public accounting firm for fiscal 2024 is in the best interests of the Company and is submitting the appointment of Deloitte to our shareholders for ratification as a matter of good corporate governance.
	This proposal requests that our shareholders ratify the Audit and Finance Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending September 30, 2024. Deloitte has served as our independent registered public accounting firm since fiscal 2019.	The Board recommends a vote “FOR” this item. ●Page 61

8

PROPOSAL 1
Election of Directors
The Board has nominated nine incumbent directors for election to the Board for terms expiring at the 2025 Annual Meeting of Shareholders following the election and qualification of their successors: Tonit M. Calaway, Charles Cogut, Lisa A. Davis, Seifollah (“Seifi”) Ghasemi, Jessica Trocchi Graziano, David H.Y. Ho, Edward L. Monser, Matthew H. Paull and Wayne T. Smith. Biographical information on these nominees and a description of their qualifications to serve as directors appears beginning on page 11. Each nominee elected as a director is expected to continue in office until his or her term expires or until his or her earlier retirement, resignation, removal or death.
Each of the nominees has consented to be named in this proxy statement and has agreed to serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors on the Board.
	All of the individuals nominated for election to the Board are current directors of the Company and possess a broad range of qualifications and skills that facilitate strong oversight of Air Products’ management and strategy. Our directors have diverse backgrounds and experiences and have demonstrated a commitment to strong corporate governance, shareholder engagement and sustainability.	The Board recommends a vote “FOR” the election of Ms. Calaway, Mr. Cogut, Ms. Davis, Mr. Ghasemi, Ms. Graziano, Mr. Ho, Mr. Monser, Mr. Paull and Mr. Smith.

The Board of Directors

Selection of Directors

Name and Current or Previous Position	Minority	Female	Tenure (Full Years)	Committees
				AF	CGN	E	MDC
Tonit M. Calaway – Independent Executive Vice President and Chief Administrative Officer, General Counsel and Secretary of BorgWarner Inc.			1
Charles Cogut – Independent Retired Partner, Simpson, Thacher & Bartlett LLP			8
Lisa A. Davis – Independent Former Member of the Managing Board for Siemens AG and Former Chair and CEO of Siemens Corporation USA			3
Seifollah Ghasemi Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc.			10
Jessica Trocchi Graziano – Independent Senior Vice President and Chief Financial Officer of United States Steel Corporation			0
David H.Y. Ho – Independent Chairman and Founder of Kiina Investment Ltd.			10
Edward L. Monser – Independent Retired President and Chief Operating Officer of Emerson Electric Co.			10
Matthew H. Paull – Independent Retired Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation			10
Wayne T. Smith – Independent Retired Chairman and Chief Executive Officer of BASF Corporation			2

AF	Audit and Finance	CGN	Corporate Governance and Nominating	Chair
E	Executive	MDC	Management Development and Compensation	Member

2024 PROXY STATEMENT	9

The Board is composed of a diverse group of leaders in their respective fields. Our directors have leadership experience at major domestic and international companies with operations inside and outside of the United States. Our directors also have experience on other companies’ boards, which provides an understanding of different business processes, challenges, strategies and approaches to problem-solving. Our directors have substantial experience in key aspects of our operations, finance and capital management and government relations as well as in the market sectors we serve, including the energy, electronics and chemicals industries. Our directors also possess extensive experience in functional areas that are important to the execution of their oversight responsibilities, including corporate governance, accounting and financial reporting, information technology, mergers and acquisitions, investor relations and legal affairs. We believe all of our directors have personal traits such as candor, integrity, commitment and collegiality that are essential to effective corporate governance.

The Board believes its current members reflect a diverse array of skills, perspectives and experience as well as ethnic, gender and geographic diversity. For additional information, please refer to our directors’ skills matrix and other information below.

Board Snapshot

Independence 89% Independent 8 Independent 1 Not Independent	Diversity 56% Diverse 5 Diverse 4 Other	Tenure 6 years Average Tenure 5 Medium-Tenured Directors (6 to 10 years) 4 Newer Directors (5 years or less)

Director Qualifications and Skills

The Board possesses a broad range of qualifications and skills that facilitate strong oversight of Air Products’ management and strategy. The following matrix identifies the primary skills that the Corporate Governance and Nominating Committee and the Board considered in connection with the re-nomination of the incumbent directors.*

	Calaway	Cogut	Davis	Ghasemi	Graziano	Ho	Monser	Paull	Smith
Accounting/Financial Reporting
Corporate Governance
Diverse Director
Executive Leadership
Finance and Capital Management
Government Relations
Human Capital Management
Industry/Operations
Information Technology
International Experience
Investor Relations
Large Industrial Projects
Legal Affairs
Logistics Experience
Mergers & Acquisitions
Oil and Gas Experience
Technology
*	The absence of a mark does not necessarily indicate that the director does not possess that qualification or skill.

10

Director Biographies

Information follows about the age and business experience of the director nominees and the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should continue to serve as a director. All of the nominees are currently directors of the Company.

Age: 55 Director Since: 2022 Committees: ●Corporate Governance and Nominating ●Management Development and Compensation	Tonit M. Calaway INDEPENDENT Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of BorgWarner Inc.

Background
Tonit M. Calaway has served as the Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of BorgWarner Inc. since October 2020. Prior to that, Ms. Calaway served as Executive Vice President, Chief Legal Officer and Secretary of BorgWarner Inc. from 2018, where she oversaw the global legal function, and from 2016 through 2018 as Executive Vice President and Chief Human Resources Officer of BorgWarner, where she managed all aspects of human resources for employees around the globe, including compensation and benefits, talent management, labor, employment and related management issues. Before joining BorgWarner in 2016, Ms. Calaway held various positions during her approximately 18-year career at Harley-Davidson, Inc., including Vice President of Human Resources, where she guided company-wide leadership development, compensation and benefits, labor relations and diversity initiatives, and President of The Harley-Davidson Foundation. Ms. Calaway currently serves as a director of W.P. Carey Inc. since 2020. She previously served as a director of Astronics Corporation. Ms. Calaway is a graduate of the University of Wisconsin – Milwaukee and received her Juris Doctorate from the University of Chicago Law School. She is a member of the State Bar of Wisconsin.

Qualifications
Ms. Calaway brings significant human resources, operations, governance, international and legal expertise to the Air Products Board.

Age: 76 Director Since: 2015 Committees: ●Audit and Finance ●Corporate Governance and Nominating	Charles Cogut INDEPENDENT Retired Partner, Simpson Thacher & Bartlett LLP

Background
Charles “Casey” Cogut is a retired partner of Simpson Thacher & Bartlett LLP. Mr. Cogut joined the New York-based law firm in 1973 and served as a partner from 1980 to 2012. For many years he was a leading member of the firm’s merger and acquisitions and private equity practices. He specialized in domestic, international and cross-border mergers and acquisitions, the representation of special committees of boards of directors, buyouts and other transactions involving private equity firms. In addition, he regularly advised boards of directors with respect to corporate governance matters and fiduciary responsibilities. From 1990 to 1993, he served as senior resident partner in the firm’s London office. Mr. Cogut received his J.D. in 1973 from the University of Pennsylvania Law School after graduating summa cum laude from Lehigh University in 1969. He is a member of the Board of Advisors of the University of Pennsylvania Carey Law School. He also is the Vice Chair of the Board of Trustees and a member of the Executive Committee of Cold Spring Harbor Laboratory. Mr. Cogut previously served as a director of The Williams Companies, Inc.

Qualifications
Mr. Cogut brings to the Board expertise in corporate governance and fiduciary responsibilities of directors. He also has extensive experience in multi-jurisdictional mergers and acquisitions and other complex transactions. He has been recognized as one of the leading corporate lawyers in the United States.

2024 PROXY STATEMENT	11

Age: 60 Director Since: 2020 Committees: ●Corporate Governance and Nominating ●Executive ●Management Development and Compensation (Chair)	Lisa A. Davis INDEPENDENT Former Member of the Managing Board and CEO of Gas and Power for Siemens AG

Background
Lisa A. Davis served from August 2014 to February 2020 as a member of the Managing Board for Siemens AG with responsibility as CEO for Siemens Gas and Power, which included Power Generation, Power Services, Oil and Gas, Transmission and New Fuels, and operated in over 80 countries. During her tenure at Siemens, she also served as Chair and Chief Executive Officer of Siemens Corporation USA and as a member of the Board of Directors of Siemens Gamesa Renewable Energy SA. From 2012 to August 2014, Ms. Davis served as Executive Vice President, Strategy, Portfolio & Alternative Energy of Royal Dutch Shell, UK. Prior to that, Ms. Davis served in various capacities and leadership positions with Royal Dutch Shell, Texaco USA and Exxon Corporation in upstream and downstream operations and project development. Ms. Davis currently serves on the Board of Directors of Penske Automotive Group, Inc., Phillips 66 and C3.ai, Inc. She previously served as a director of Kosmos Energy Ltd. Ms. Davis holds a Bachelor of Science degree in Chemical Engineering from the University of California, Berkeley.

Qualifications
Ms. Davis has significant experience leading large, multi-faceted international businesses. She also has extensive experience leading teams in developing world-scale energy and environmental projects as well as experience with public company board service in the U.S. and Europe. Ms. Davis will provide the Board with a solid understanding of these types of projects, which represent an important and growing portion of our business.

Age: 79 Director Since: 2013 Committees: ●Executive (Chair)	Seifollah (“Seifi”) Ghasemi Chairman, President and Chief Executive Officer of the Company

Background
Seifi Ghasemi became Chairman, President and Chief Executive Officer of the Company in July 2014. In this role, he is focused on setting the strategy and policies of the Company, developing leadership and meeting shareholder commitments. Mr. Ghasemi is a member of The Business Council, an association of the chief executive officers of the world’s most important business enterprises. In 2020, he was appointed to the Board of Directors of the US-India Strategic Partnership Forum. In 2019 he was elected to the Board of Directors of the US-China Business Council. Mr. Ghasemi also was the recipient of the 2017 biennial International Palladium Medal from the Société de Chimie Industrielle for his distinguished contributions to the chemical industry. Prior to joining Air Products, from 2001 to 2014, Mr. Ghasemi served as Chairman and Chief Executive Officer of Rockwood Holdings, Inc., a global leader in lithium and advanced materials. From 1997 to 2001, he held leadership roles at GKN, a global industrial company, including positions as director of the Main Board of GKN, plc and Chairman and Chief Executive Officer of GKN Sinter Metals, Inc. and Hoeganes Corporation. Earlier in his career, Mr. Ghasemi spent nearly 20 years with The BOC Group in positions including director of the Main Board of BOC Group, plc, President of BOC Gases Americas and Chairman and Chief Executive Officer of BOC Process Plants, Ltd. and Cryostar. He served as non-executive Chairman of Versum Materials, Inc. until its acquisition by Merck KGaA in October 2019. Mr. Ghasemi earned his undergraduate degree from Abadan Institute of Technology and holds an M.S. degree in mechanical engineering from Stanford University. He also was awarded an honorary Doctor of Science degree from Lafayette College in 2017 and an honorary Doctor of Engineering degree from Stevens Institute of Technology in 2018.

Qualifications
Mr. Ghasemi brings to the Board strong leadership and extensive management and operating experience, including deep experience in the industrial gases and specialty chemicals industries, and a solid understanding of key end markets for the Company. His prior executive leadership of an international chemical company also provides substantial experience in governance and portfolio management, strategic planning, talent management and international operations. He provides the Board with candid insights into the Company’s industry, operations, management team and strategic opportunities and threats.

12

Age: 50 Director Since: 2023 Committees: ●Audit and Finance ●Corporate Governance and Nominating	Jessica Trocchi Graziano INDEPENDENT Senior Vice President and Chief Financial Officer of United States Steel Corporation

Background
Ms. Graziano has served as Senior Vice President and Chief Financial Officer of United States Steel Corporation since August 2022. In this role, Ms. Graziano leads all aspects of United States Steel Corporation’s finance, including financial planning and analysis, corporate accounting, tax, treasury, pension investments and investor relations, as well as corporate strategy, labor relations, real estate and sales and operations planning functions. Before joining United States Steel Corporation, Ms. Graziano spent eight years with United Rentals, Inc., the world’s largest equipment rental provider, culminating in her position as Executive Vice President and Chief Financial Officer from 2018 through July 2022. In this role, she was responsible for all finance functions and participated in making key operational, acquisition and global expansion decisions. Previously, Ms. Graziano spent five years at Revlon, Inc. where she advanced through positions of increasing responsibility before being named Senior Vice President, Chief Accounting Officer and Corporate Controller. Prior to Revlon, she served in a variety of senior leadership roles in the areas of internal audit, financial reporting and financial planning and analysis. Ms. Graziano earned a Bachelor of Science degree in Accountancy from Villanova University and completed her Master of Business Administration in Finance from Fairfield University. She is a certified public accountant.

Qualifications
Ms. Graziano has deep financial and operational expertise. Her background adds significant value as we drive our core industrial gas business and execute our clean hydrogen megaprojects around the world.

Age: 64 Director Since: 2013 Committees: ●Audit and Finance ●Management Development and Compensation	David H.Y. Ho INDEPENDENT Chairman and Founder of Kiina Investment Ltd.

Background
David H.Y. Ho is Chairman and Founder of Kiina Investment Ltd., a venture capital firm that invests in start-up companies in the technology, media and telecommunications industries. Mr. Ho previously served as Chairman of Greater China for Nokia Siemens Networks, President of Greater China for Nokia Corporation and Senior Vice President of the Nokia Networks Business Group. He has also held senior leadership roles with Nortel Networks and Motorola in China and Canada. Mr. Ho currently serves as a member of the Board of Directors of Qorvo, Inc., Sun Life Financial Inc. and Sun Life Assurance Company of Canada. After having completed four years of service as a director for DBS Bank Hong Kong Limited, Mr. Ho now serves as a member of the Board of Directors for Singapore based DBS Group Holdings Limited and DBS Bank Limited. Previously, Mr. Ho served as a director of China COSCO Shipping Corporation, nVent Electric plc, Pentair plc, China Mobile Communications Corporation, Dong Fang Electric Corporation, Owens Illinois, Inc. and, prior to its merger with R. F. Micro Devices to form Qorvo, Inc., Triquent Semiconductor, Inc. He also served as a director of China Ocean Shipping Company prior to its merger with China Shipping Group. He holds a Bachelor’s degree in Engineering and a Master’s degree in Management Sciences from the University of Waterloo in Canada.

Qualifications
Mr. Ho has extensive experience establishing and building businesses in China and in international joint venture operations, government relations and Asian operations and marketing. His background brings significant value to the Company as we execute on our global strategy. He also has executive leadership experience in the electronics and technology industries, which are key customer segments for the Company.

2024 PROXY STATEMENT	13

Age: 73 Director Since: 2013 Lead Director Since: 2021 Committees: ●Corporate Governance and Nominating (Chair) ●Executive ●Management Development and Compensation	Edward L. Monser INDEPENDENT, LEAD DIRECTOR Retired President and Chief Operating Officer of Emerson Electric Co.

Background
Edward L. Monser was the President of Emerson Electric Co., a global industrial controls products company, from 2010 until his retirement in 2018. At the time of his retirement, Mr. Monser had more than 30 years of experience in senior operational positions at Emerson and played key roles in globalizing the company, having held increasingly senior positions, including Chief Operating Officer from 2001 to 2015 and President of its Rosemount Inc. subsidiary from 1996 to 2001 as well as holding various operations, new product development, engineering and technology positions. Mr. Monser currently serves as a director of Vertiv Holdings Co., a company that provides equipment and services for data centers. He previously served as a director of Canadian Pacific Railway Ltd. Formerly, Mr. Monser was Vice Chairman of the U.S.-India Strategic Partnership Forum, a member of the Economic Development Board for China’s Guangdong Province and a director and Vice Chairman of the U.S.-China Business Council. He holds a Bachelor’s degree in Electrical Engineering from the Illinois Institute of Technology and a Bachelor’s degree in Education from Eastern Michigan University.

Qualifications
As former president and chief operating officer of a premier global industrial organization, Mr. Monser provides the Board with a solid understanding of industrial operations, supply chain optimization and continuous improvement, extensive experience in international business operations, particularly in emerging markets, and a demonstrated capability in strategic planning and organizational development.

Age: 72 Director Since: 2013 Committees: ●Audit and Finance (Chair) ●Corporate Governance and Nominating ●Executive	Matthew H. Paull INDEPENDENT Retired Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation

Background
Matthew H. Paull was Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation from 2001 until he retired from that position in 2008. Prior to joining McDonald’s in 1993, he was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations. Mr. Paull currently serves as a director of Canadian Pacific Kansas City Limited. He was formerly a director of Chipotle Mexican Grill, Inc., KapStone Paper and Packaging Corporation and WMS Industries Inc. and the lead director of Best Buy Co., Inc. He also served as a member of the Advisory Board of Pershing Square Capital Management, L.P. and as an advisory council member for the Federal Reserve Bank of Chicago. He holds a Master’s degree in Accounting and a Bachelor’s degree from the University of Illinois. He is a certified public accountant.

Qualifications
Mr. Paull brings to the Board significant financial expertise with a deep understanding of financial markets, corporate finance, accounting and controls and investor relations. As a former chief financial officer of a multinational corporation, he also has extensive experience in international operations and marketing.

14

Age: 63 Director Since: 2021 Committees: ●Audit and Finance ●Executive ●Management Development and Compensation	Wayne T. Smith INDEPENDENT Retired Chairman and Chief Executive Officer of BASF Corporation

Background
Wayne T. Smith is the retired Chairman and Chief Executive Officer of BASF Corporation. Mr. Smith served in this role from May 2015 through May 2021 and served as a member of the Board of Management Directors of the parent company, BASF SE, from 2012 through May 2021. Prior to his tenure at BASF, which began in 2004, Mr. Smith was vice president and general manager of Specialty Construction Chemicals at W.R. Grace and Company, where he led the strategy development, growth and profitability of that unit worldwide. Before joining W.R. Grace, Mr. Smith served in positions of increasing responsibility with The BOC Group, culminating as vice president and general manager of the company’s Packaged Products business. Mr. Smith currently serves on the Board of Directors of ONEOK, Inc. He is a former director of Inter Pipeline Ltd. Mr. Smith holds a Bachelor of Science degree in Chemical Engineering from Syracuse University and a Master’s in Business Administration from the Wharton School of the University of Pennsylvania.

Qualifications
Mr. Smith brings decades of general management experience in the chemicals and industrial manufacturing sectors, including extensive industrial gases leadership and operational experience, to the Air Products Board.

Director Independence

The Board has affirmatively determined that all of the Company’s directors, except Mr. Ghasemi, qualify as independent under New York Stock Exchange (“NYSE”) corporate governance listing standards. In determining independence, the Board determines whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances, including transactions between the Company and the director, family members of directors and organizations with which the director is affiliated. The Board also considers the frequency of and dollar amounts associated with these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

In making its independence determination, the Board considers the specific tests for independence included in the NYSE listing standards. In addition, the Company’s Corporate Governance Guidelines (the “Guidelines”) provide standards to assist in determining each director’s independence that meet or exceed the NYSE independence requirements. The Guidelines provide that the following categories of relationships are immaterial for purposes of making an independence determination:

●	sales or purchases of goods or services between the Company and a director’s employer or an employer of a director’s family member, which occurred more than three years prior to the independence determination or involved less than 1% of such employer’s annual consolidated gross revenues, took place on the same terms and conditions offered to third parties or on terms and conditions established by competitive bid and that did not affect the director’s or family member’s compensation;
●	charitable contributions by the Company to an organization for which the director or his or her immediate family member serves as an executive officer, director or trustee that occurred more than three years prior to the independence determination, were made pursuant to the Air Products Foundation’s matching contributions program or were less than the greater of $1 million or 2% of the organization’s gross revenues;
●	membership of a director in the same professional association, social, fraternal or religious organization or club as an executive officer of the Company;
●	a director’s past matriculation at the same educational institution as an executive officer of the Company;
●	a director’s service on the board of directors of another public company for which an executive officer of the Company also serves as a director, except for prohibited compensation committee interlocks; and
●	a director’s service as a director, trustee or executive officer of a charitable or educational organization for which an executive officer of the Company also serves as a director or trustee.

2024 PROXY STATEMENT	15

In accordance with NYSE listing standards, in affirmatively determining the independence of any director who will serve on the Management Development and Compensation Committee, the Board also specifically considers factors relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in making judgments about the Company’s executive compensation, including sources of the director’s compensation and relationships of the director to the Company or senior management.

In addition, the Guidelines provide that no director may serve on the Audit and Finance Committee or Management Development and Compensation Committee if he or she has received within the past or preceding fiscal year any compensatory fee from the Company other than for Board or committee service.

On an annual basis, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining whether the director is independent under NYSE rules and the Guidelines. In addition, each director or potential director has an affirmative duty to disclose to the Corporate Governance and Nominating Committee any relationship he or she has (or any of his or her immediate family members have) with the Company or the executive officers of the Company.

The Corporate Governance and Nominating Committee reviews director relationships and transactions for compliance with the standards described above and makes a recommendation to the Board, which makes the independence determination. For those directors identified as independent, the Company and the Board are aware of no relationships or transactions with the Company or management that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has established the following minimum qualifications for all non-management directors:

●Business experience ●Judgment ●Independence	●Integrity ●Ability to commit sufficient time and attention to the activities of the Board	●Absence of any potential conflicts with the Company’s interests ●An ability to represent the interests of all shareholders

While the Board has not adopted a formal policy on diversity, the Guidelines provide that, as a whole, the Board should include individuals committed to the highest ethical standards who have a diverse range of skills, competencies, backgrounds and experiences to give the Board depth and breadth in the mix of skills represented. The Board seeks to include an array of skills, perspectives and experience in its overall composition. This mandate is implemented by seeking to identify candidates that bring diverse skill sets, backgrounds and experiences, including gender, racial, ethnic and geographic diversity, to the Board when director candidates are needed. The Corporate Governance and Nominating Committee is committed to actively seeking highly qualified women and minorities to include in the pool from which director nominees are selected and requires that diverse candidates be included in its initial director search lists.

16

Board Refreshment

Ongoing Assessment of Board Composition	The qualities and skills necessary for a specific director nominee are governed by the needs of the Company at the time the Corporate Governance and Nominating Committee determines to add a director to the Board. The specific requirements of the Company are determined by the Committee and are based on, among other things: the Company’s current business, market, geographic and regulatory environments; the mix of perspectives, experience, backgrounds and competencies currently represented by the other Board members; Board succession and diversity considerations; and the CEO’s views as to areas in which management desires additional advice and counsel.

Identification of Candidates	When the need to recruit a non-management director arises, the Corporate Governance and Nominating Committee’s standard process is to consult the other directors, the CEO and sometimes a third-party recruiting firm to identify potential candidates. Once a candidate is identified, the candidate screening process typically is conducted initially through an interview by one or more members of the Committee and the CEO.

Candidate Selection	After initial interviews, the candidate may be considered by the Corporate Governance and Nominating Committee or directly by the Board. Prior to nomination or election, an investigation is conducted to verify the candidate’s reputation and background, the candidate’s independence as measured by the Board’s independence standards and other factors that the Committee deems appropriate at the time.

Board Tenure Policy
To enable Board succession planning and refreshment, the Board has adopted a policy that a non-employee director may not continue to serve on the Board after the annual meeting following his or her completion of 15 full years of service on the Board. The Board retains the flexibility to waive this policy, including in response to events or recruiting realities.

2024 PROXY STATEMENT	17

Shareholder Nominations

The Corporate Governance and Nominating Committee has adopted a policy regarding its consideration of director candidates recommended by shareholders for nomination by the Board at an annual meeting of shareholders and a procedure for submission of such candidates. The policy provides that candidates recommended by shareholders will be reviewed by the Corporate Secretary to determine satisfaction of minimum qualifications for director candidates adopted by the Committee and consistency of the candidacy with current recruiting objectives of the Committee. Candidates determined by the Corporate Secretary to possess minimum qualifications and to have characteristics not inconsistent with current recruiting objectives will be sent to the Committee for evaluation. Submissions of candidates must be made in writing and received not later than 90 days prior to the anniversary date of the prior annual meeting. The submission must also provide certain information concerning the candidate and the recommending shareholder(s), a statement explaining why the candidate has the qualifications required and consent of the candidate to a background check and to be interviewed by the Chairman of the Board and the Corporate Governance and Nominating Committee and to serve if elected. A copy of the policy and procedure is available upon request from the Corporate Secretary’s Office. Candidates recommended by shareholders in accordance with these procedures will be screened and evaluated by the Corporate Governance and Nominating Committee in the same manner as other candidates recommended by the Board. In addition to these procedures, our Bylaws contain procedures that must be followed by a shareholder or group of shareholders seeking to nominate candidates to the Board without the Board’s recommendation.

In addition to the foregoing procedures for shareholder nomination, our Bylaws permit “shareholder proxy access”, which allows a shareholder or group of shareholders meeting certain conditions to nominate director candidates for election at annual meetings of shareholders using our proxy statement. This provision allows a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving on our Board. The shareholder or group must have owned continuously for at least three years a number of shares equal to at least 3% of our outstanding common stock measured as of the date we receive the nomination. A proxy access nomination must be made not earlier than 150 days and not later than 120 days prior to the anniversary date of the proxy statement for the prior annual meeting and contain certain information described above concerning the candidate and the nominating shareholder(s) as well as certain additional information required by our proxy access bylaw. The number of director candidates who may be nominated under our proxy access bylaw will be reduced by the number of director nominations made using the shareholder nomination process described above.

Board Responsibilities

Overview

Our business is managed by our employees under the direction and oversight of the Board. Among other responsibilities discussed below, the Board reviews, monitors and, where appropriate, approves fundamental financial and business strategies and major corporate actions. The Board is elected by shareholders to provide advice and counsel to and oversee management to ensure that the interests of the shareholders and other corporate constituents are being served with a view toward maximizing our long-term value.

Directors exercise their oversight responsibilities through discussions with management, review of materials management provides to them, visits to our offices and facilities and their participation in Board and committee meetings.

18

Strategy and Risk Oversight

The CEO and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board and its committees provide oversight in connection with those efforts.

The Board of Directors

Responsibility for risk oversight rests with the Board. The Board formally reviews the Company’s risk management processes and policies periodically, including identification of key risks and associated monitoring, control and mitigation activities. The Board primarily exercises its risk oversight responsibility through meetings, discussions and review of management reports and proposals. Evaluation of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including large capital expenditures, acquisitions and divestitures and updates on cybersecurity and environmental, health and safety compliance.

Committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business. All Board members are invited to attend most committee meetings, and Board members who do not attend committee meetings receive information about committee activities and deliberations at regular Board meetings.

Audit and Finance Committee

The Audit and Finance Committee oversees risks associated with financial and accounting matters, including legal and regulatory compliance, financial instruments, financial transactions, financial policies and strategies, pension funding, capital structure and the Company’s financial reporting and internal control systems. The Audit and Finance Committee also has responsibility for oversight of the Company’s risk assessment and management process, including oversight of cybersecurity risk and associated monitoring, control and mitigation activities.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee oversees risks associated with corporate governance, including Board structure, director succession planning, the allocation of authority between management and the Board and the Company’s response to public policy issues, including areas of social responsibility, corporate citizenship and sustainability.

Management Development and Compensation Committee
The Management Development and Compensation Committee helps ensure that the Company’s executive compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business, while at the same time not encouraging or rewarding excessive risk-taking by our executives.

Management

Management is responsible for assessing and managing the Company’s various risk exposures on a day-to-day basis, including through the creation of appropriate risk management programs and policies.

2024 PROXY STATEMENT	19

Board Oversight of Cybersecurity Risk
Cybersecurity risk and oversight are of utmost importance to the Company to maintain the trust and confidence of our customers, employees and stakeholders. The Company has a formal cybersecurity risk management strategy which is overseen by the full Board. The Board is regularly briefed at least quarterly by the Chief Information Officer and Chief Information Security Officer on cybersecurity incidents and on any risks related to our information and our operational technology systems. The Company continuously assesses industry best practices, frameworks and standards and leverages them to advance its cybersecurity risk management maturity with a focus on utilizing such practices and standards to predict, prevent, detect and respond to potential security threats. As part of the Company’s information security training program, all employees participate in various cybersecurity awareness activities, including an annual Information Security Awareness training module and simulated phishing events that occur at least monthly. In 2023, we achieved our primary cybersecurity risk management objective of no material cybersecurity incidents. Over the past three years we have not experienced any material information security breaches and have not incurred material expenses from cybersecurity incidents, including those arising at third parties.

Board Oversight of Sustainability
The Board has accountability for oversight of our environmental, health and safety performance, which it reviews at least quarterly. The Corporate Governance and Nominating Committee has responsibility for monitoring our response to important public policy issues, including sustainability, which is reviewed on a routine basis. Business ethics, climate change, diversity and talent management are key subjects related to sustainability that are discussed by the Board. The Board oversees the establishment of our sustainability goals and reviews our progress in respect thereof, including progress against our “Third by ’30” carbon intensity goals, our commitment to at least $15 billion to energy transition projects through 2027 and achieving net zero emissions in our operations by 2050. The Board also oversees the establishment of and our progress toward our goals related to diversity. We are dedicated to achieving at least 28% female representation in the professional and managerial population globally by 2025 as well as at least 30% minority representation in the same population in the United States by 2025. We also maintain sustainability goals in other areas related to our sustainability framework and engage with our shareholders on sustainability matters. In addition, the Management Development and Compensation Committee assesses our performance against our environmental, social and governance objectives and makes corresponding adjustments to executive compensation payable under our Annual Incentive Plan.

Management Succession Planning

The Management Development and Compensation Committee, the CEO and our Human Resources organization maintain an ongoing focus on executive development and succession planning to prepare the Company for future success. The Board reviews organization and succession plans with our CEO at least annually. In addition, the Company has an emergency succession procedure for the CEO that is reviewed annually by the Board.

20

Shareholder Engagement

The Board believes that fostering long-term relationships with shareholders, listening to their concerns and maintaining their trust and goodwill is a prerequisite to good governance.

Management conducts extensive engagements with key shareholders.

These engagements include discussions about governance, compensation, sustainability and safety as well as financial and operational matters, to ensure that management and the Board understand and address the issues that are important to our shareholders.

The Board oversees the discharge by management of shareholder communication and engagement and receives regular reports on shareholder comments and feedback. The Board encourages dialogue on issues of interest to shareholders.

The Board also specifically seeks to understand any significant voting trends regarding the Company’s executive officer compensation program and other governance matters.

Company management meets regularly with shareholders to discuss topics of shareholder focus. In addition, during fiscal 2023, members of the Board held seven meetings with a number of our largest shareholders, during which they engaged on a wide range of topics including strategy, corporate governance and succession planning.

In July 2023, the Company received a shareholder proposal from John Chevedden requesting that the Board take action to provide shareholders with the right to call special shareholder meetings. The Board responded by conducting a detailed review of special meeting provisions, including the preferences of our largest shareholders and an analysis of practices among companies in the S&P 500 and the 2024 Peer Reference Group described on page 43. Following this review, the Board amended the Company’s bylaws on September 17, 2023 to provide that shareholders owning at least 10% of our outstanding common stock for at least one year could call a special meeting of shareholders. The special meeting right adopted by the Board is among the most robust in the S&P 500 and the 2024 Peer Reference Group, as no companies in these groups have a lower ownership requirement for shareholders to call special meetings and approximately 83% and 71% of companies in these respective groups have higher ownership requirements. We believe this process and the Board’s action demonstrate the Board’s commitment to shareholder engagement and strong corporate governance practices.

Shareholder Communications

Shareholders and other interested parties may communicate with the independent directors by sending a written communication in care of the Corporate Secretary to:

Air Products and Chemicals, Inc. 1940 Air Products Boulevard Allentown, PA 18106-5500

The Board has adopted a written procedure for collecting, organizing and forwarding direct communications from shareholders and other interested parties to the independent directors. A copy of the procedure is available upon request from the Corporate Secretary’s Office.

2024 PROXY STATEMENT	21

Board Structure

Board Leadership Structure

The Board does not have a policy on whether the roles of Chairman of the Board and CEO should be separate or whether the Chairman of the Board should be independent. The Board determines which structure is in the best interests of the Company at any given time.

At present Mr. Ghasemi serves as both CEO and Chairman of the Board, and the Board has an independent Lead Director. The Board decided to combine the CEO and Chairman roles because it has a high level of confidence in Mr. Ghasemi’s leadership and willingness to work closely and transparently with the independent directors. The Board believes the Company is best served at this time by unified leadership of operations and oversight of the Company, which ensures that the Board and management act with common purpose. Finally, the Board is satisfied that the independent directors have ample opportunities to execute their responsibilities independently through numerous executive sessions held throughout the year at both the Board and committee levels. The independent directors also have substantial interactions with members of the management team other than the CEO and operate under the leadership of the Lead Director and the committee Chairs. The responsibilities of the Lead Director are described below.

Lead Director

The Lead Director is elected annually by majority vote of the Board upon the nomination of the Corporate Governance and Nominating Committee.

Mr. Monser has served as our Lead Director since January 2021. In November 2023, the Board, considering Mr. Monser’s tenure on the Board, prior experience and the leadership he has displayed, reelected Mr. Monser as Lead Director effective at the conclusion of the Annual Meeting. Mr. Monser is an independent director.

The Guidelines provide that the Lead Director’s responsibilities include:
●	presiding at executive sessions of the Board and any other time the Chairman is not present and communicating feedback to the CEO;
●	determining the agenda for executive sessions of non-management directors; and
●	possessing the principal authority to convene a meeting of independent directors.

Executive Sessions

The independent directors regularly meet without the CEO and other members of management in executive sessions that are scheduled to occur at each Board meeting. In addition, the CEO’s performance review is conducted in executive session and the Board committees regularly meet in executive session. Board executive sessions are led by the Lead Director and committee executive sessions are led by the committee Chair.

Standing Committees of the Board

The Board has three standing committees, which operate under written charters approved by the Board: Audit and Finance; Corporate Governance and Nominating; and Management Development and Compensation. In accordance with NYSE listing standards, none of the directors who serve on these committees have ever been employed by the Company, and the Board has determined in its business judgment that all of them are “independent” from the Company and its management in accordance with the Guidelines described above in “Director Independence” as well as with additional NYSE listing criteria and U.S. Securities and Exchange Commission (“SEC”) requirements that are applicable to members of the Audit and Finance and Management Development and Compensation Committees. Our Bylaws also provide for an Executive Committee, which is described below.

The charters of the Audit and Finance Committee, the Corporate Governance and Nominating Committee and the Management Development and Compensation Committee can be viewed on the Company’s website at www.airproducts.com/company/governance/board-of-directors/standing-committees.aspx and are available in print to any shareholder upon request.

22

Members
●Matthew H. Paull (Chair)
●Charles Cogut
●Jessica Trocchi Graziano
●David H.Y. Ho
●Wayne T. Smith
The Board has determined that all of the Audit and Finance Committee members are “financially literate” and that Ms. Graziano and Mr. Paull qualify as “audit committee financial experts” as defined by NYSE listing standards and SEC regulations, respectively.
Fiscal 2023 Meetings: 7
Committee Report: Page 62
Audit and Finance Committee

Primary Responsibilities
●The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements.
●The Committee provides oversight of the Company’s external financial reporting process, all systems and processes relating to the integrity of financial statements, internal audit process, programs for compliance with laws and regulations and our Code of Conduct and Business Ethics (the “Code of Conduct”) and enterprise processes for risk assessment and management.
●The Committee discusses with the Company’s Internal Audit function and independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Committee regularly meets with Internal Audit and the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their respective audits, their respective evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Audit and Finance Committee Charter
●The Audit and Finance Committee operates under a written charter that is available on our website at the address provided on page 22.

Members ●Edward L. Monser (Chair) ●Tonit M. Calaway ●Charles Cogut ●Lisa A. Davis ●Jessica Trocchi Graziano ●Matthew H. Paull Fiscal 2023 Meetings: 3	Corporate Governance and Nominating Committee

Primary Responsibilities
●The Committee monitors and makes recommendations to the Board about corporate governance matters, including the Guidelines, the Code of Conduct, Board structure and operation, Board policies on director compensation and tenure, the meeting schedules of the Board and its committees, the charters and composition of the committees and the annual Board and committee performance assessment process.
●The Committee has primary responsibility for identifying, recommending and recruiting nominees for election to the Board and recommending candidates for election as Lead Director.
●The Committee also reviews and monitors the Company’s crisis management procedures, government relations activities and response to significant public policy issues, including sustainability and other social responsibility matters.
Corporate Governance and Nominating Committee Charter
●The Corporate Governance and Nominating Committee operates under a written charter that is available on our website at the address provided on page 22.

Members ●Seifi Ghasemi (Chair) ●Lisa A. Davis ●Edward L. Monser ●Matthew H. Paull ●Wayne T. Smith Fiscal 2023 Meetings: 1	Executive Committee

Primary Responsibilities
●The Executive Committee has the authority of the Board to act on most matters during intervals between Board meetings and meets as needed for this purpose.
●Actions taken by the Executive Committee since the last meeting of the Board are reported to the Board at its next meeting.
The Executive Committee does not have a written charter.

2024 PROXY STATEMENT	23

Members ●Lisa A. Davis (Chair) ●Tonit M. Calaway ●David H.Y. Ho ●Edward L. Monser ●Wayne T. Smith Fiscal 2023 Meetings: 4 Committee Report: Page 29	Management Development and Compensation Committee

Primary Responsibilities
●The Committee establishes the executive officer compensation philosophy, design and strategy for the Company consistent with Company objectives and shareholder interests, determining CEO compensation and approving other executive officer compensation.
●The Committee approves performance objectives relevant to the compensation of the CEO, establishing the process for and leading the Board in evaluation of the performance of the CEO and providing oversight of the CEO’s evaluation of the performance of our other executive officers.
●The Committee oversees CEO succession planning and the development and evaluation of potential candidates for other executive officer positions.
●The Committee oversees the Company’s overall management compensation program, the design and administration of management incentive compensation plans, including equity programs and the design and administration of the Company’s retirement and welfare benefit plans.
●The Committee periodically reviews and makes recommendations to the Board regarding progress with diversity practices and programs as applied to management development and performance.

The Committee’s charter permits it to delegate all or a portion of the authority granted to it by the Board to one or more Committee members, senior executives or subcommittees to the extent consistent with applicable laws, regulations and listing standards. The Company’s Delegation of Authority Policy reserves for the Board and the Committee all compensation and staffing decisions with respect to executive officers except as specifically delegated. The Committee charter also permits the Committee to retain a third-party compensation consultant as needed.

Management Development and Compensation Committee Charter
●The Management Development and Compensation Committee operates under a written charter that is available on our website at the address provided on page 22.

Board Practices, Processes and Policies

Board Meetings and Attendance

During fiscal 2023, there were 14 meetings of the Board. No director attended fewer than 75% of the combined total of meetings of the Board and the committees on which he or she was serving during the time in which they served as a director (with the exception of Jessica Trocchi Graziano who was elected to the Board effective December 1, 2023). In accordance with the Guidelines, all directors are expected to attend the Annual Meeting unless they have an emergency or unavoidable schedule conflict. All directors who were serving at the time attended the 2023 Annual Meeting of Shareholders.

Board Performance Evaluation

Each year the Board and its committees conduct self-evaluations of their performance. The evaluation format is established by the Corporate Governance and Nominating Committee. The Committee utilizes a survey format for performing Board and committee self-evaluations. The surveys are tailored to the Board and each committee and address, among other things, the responsibilities set forth in our Corporate Governance Guidelines and the charters of the respective committees. The results of these surveys were discussed by the Board and committees, respectively, and the committee Chairs discuss the results of their respective committee surveys with the Board. Individual directors are evaluated by the Corporate Governance and Nominating Committee at the time of nomination for reelection. This evaluation is conducted by a member of the Corporate Governance and Nominating Committee after soliciting input from other directors.

24

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines for the Company in order to establish and maintain practices to govern the Company in accordance with the interests of our shareholders. The Guidelines set forth the governance practices the Board follows, including regarding Board leadership, director independence and qualifications, nomination and election of directors, director responsibilities, access to management, authority to retain independent advisors, director compensation and director orientation and education as well as the CEO performance assessment, management succession planning and assessment of Board and committee performance.

The Board regularly reviews corporate governance developments and modifies the Guidelines as warranted.

The Guidelines are available on the Company’s website at: www.airproducts.com/company/governance/board-of-directors/governance-guidelines.aspx and are available in print to any shareholder upon request.

Code of Conduct and Business Ethics

Our Code of Conduct and Business Ethics applies to all full and part-time employees of the Company and its subsidiaries and other affiliates, including our principal executive officer, principal financial officer and principal accounting officer, as well as our directors. The Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets and compliance with laws and regulations. The Code of Conduct was most recently amended in 2021. We will post any amendments or waivers to the Code of Conduct on our website. Directors, officers and employees certify annually that they will comply with the Code of Conduct.

We achieved 100% training and certification in the Code of Conduct in fiscal 2023.

The Code of Conduct can be found on the Company’s website at www.airproducts.com/company/governance/code-of-conduct and is available in print to any shareholder upon request.

Transactions with Related Persons

The Board recognizes that transactions with related persons can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interests of the Company. Accordingly, the Board has delegated responsibility to the Audit and Finance Committee to review transactions between the Company and related persons. The Audit and Finance Committee has adopted a written policy establishing procedures for the review of related person transactions.

A related person transaction is a transaction between the Company and a director, executive officer or 5% or more shareholder, any of their respective immediate family members or a company or other entity in which any of these persons has a direct or indirect material interest. The policy specifically excludes certain types of transactions, which the Audit and Finance Committee deems to be immaterial. Pursuant to the Audit and Finance Committee policy, related person transactions must be preapproved by the Committee or, in the event of an inadvertent failure to bring the transaction to the Committee for preapproval, ratified by the Committee. In deciding whether to approve or ratify a related person transaction, the Committee considers the benefits of the transaction to the Company, the impact on a director’s independence if a director or a director’s family member or affiliate is involved, the availability of comparable sources for products and services, the terms of the transaction and terms available to third parties for similar transactions. The Audit and Finance Committee Chair is authorized to approve related person transactions when it is impractical or undesirable to wait until the next Committee meeting for approval. Such Chair-approved transactions must be reported to the Committee at its next meeting. Since the beginning of fiscal 2023 we have not engaged in any transactions for which approval is required under our related person transaction policy.

2024 PROXY STATEMENT	25

Compensation of Directors

In fiscal 2023, our directors received compensation as set forth in the chart below.

Director Compensation Program	($)
Annual Deferred Stock Award (made immediately following annual meeting)(1)	160,000
Annual Cash Retainer	130,000
Lead Director Retainer	35,000
Audit and Finance Committee Chair Retainer	25,000
Management Development and Compensation Committee Chair Retainer	20,000
Corporate Governance and Nominating Committee Chair Retainer	15,000
(1)	Directors elected to the Board after an annual meeting receive a prorated grant of deferred stock units based on the number of months remaining until the next annual meeting.

Our Corporate Governance and Nominating Committee periodically undertakes a review of non-employee director compensation. The most recent review was completed in late 2022 when the Committee reviewed a competitive assessment of directors’ compensation levels and practices among the Peer Reference Group described on page 43 as well as a broader industry component and survey data of companies with annual revenues between $2.5 billion and $10 billion. Prior to this review director cash compensation had been adjusted in fiscal 2019 and other forms of director compensation had been adjusted in fiscal 2017. In connection with this review the Committee retained an external compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to provide independent advice and benchmarking with respect to director compensation practices.

Prior to retaining Pearl Meyer, the Committee assessed its independence and concluded that there were no conflicts of interest that would prevent Pearl Meyer from independently advising the Committee. In making this determination, the Committee considered, among other things, the fees to be paid as a percentage of Pearl Meyer’s consolidated revenues, policies and procedures established by Pearl Meyer to mitigate conflicts of interest and the lack of business and personal relationships between Pearl Meyer team members and the Company’s executive officers and Committee members. Aggregate fees paid to Pearl Meyer for director compensation consulting services were approximately $25,000, of which approximately $7,000 was incurred in fiscal 2022.

As a result of this compensation review, the Committee determined that the compensation paid to the Company’s directors was somewhat below the median of the Peer Reference Group on both an individual and aggregated basis. The Committee recommended, and the Board approved, an increase of $10,000 in the directors’ annual cash retainer to $130,000 and an increase of $10,000 in directors’ annual equity grants to $160,000, beginning in fiscal 2023. These changes positioned total individual director compensation at approximately the median of the Peer Reference Group. In addition, the cash retainer paid to the Lead Director was increased by $10,000 to the Peer Reference Group median of $35,000. These actions are expected to maintain the competitiveness of the Company’s director compensation program and accordingly strengthen our ability to recruit and retain qualified directors.

Directors may voluntarily defer all or a part of their cash retainers under the Deferred Compensation Program for Directors. At the election of each director, voluntarily deferred amounts may be credited to deferred stock units or to an account that is credited with interest based on long-term corporate bond yields. Each deferred stock unit entitles the director to receive one share of Company stock upon payout, which generally occurs after the director’s service on the Board is over. Deferred stock units earn “dividend equivalents” equal to the dividends that would have been paid on one share of stock for each deferred stock unit owned by the director. Deferred retainers and dividend equivalents are credited on the last day of the quarter based on the NYSE closing price of a share of Company stock on the preceding trading day.

Directors are reimbursed for expenses incurred in performing their duties as directors. The Company covers directors under its directors and officers liability insurance policy. Directors are also covered by the business travel accident policy maintained by the Company and are eligible to participate in the Air Products Foundation’s charitable matching gift program. Under this program, for fiscal 2023 the Air Products Foundation matched donations of up to $10,000 per year made by employees and directors to qualifying non-profit organizations.

26

To emphasize the importance of directors’ long-term alignment with shareholders, the Board has adopted director stock ownership requirements. Directors are expected to own shares or share equivalents with a value (based on the NYSE closing price) equal to five times the annual cash retainer by the end of the fifth fiscal year after joining the Board. Directors are expected to increase their holdings to reflect an adjustment in the annual cash retainer within a reasonable period of time following the adjustment. Once a director has met the requirement, if there is a subsequent decline in the Company’s share price that causes the director’s ownership level to fall below this guideline, the director is expected to refrain from selling or transferring shares until the guideline is again satisfied. All directors are currently in compliance with the stock ownership guidelines for directors.

Fiscal 2023 Director Compensation

Name(1)	Annual Retainers(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Tonit M. Calaway	130,000	160,000	—	290,000
Charles Cogut	130,000	160,000	15,353	305,353
Lisa A. Davis	150,000	160,000	—	310,000
David H.Y. Ho	130,000	160,000	500	290,500
Edward L. Monser	180,000	160,000	10,000	350,000
Matthew H. Paull	155,000	160,000	20,357	335,357
Wayne T. Smith	130,000	160,000	10,000	300,000
(1)	Jessica Trocchi Graziano was elected to the Board effective December 1, 2023 following completion of fiscal year 2023.
(2)	This column includes annual retainers and committee Chair and Lead Director retainers. Certain directors voluntarily elected to defer some or all of their cash retainers. Any amounts that have been deferred are included in this column.
(3)	This column shows the grant date fair value of the annual deferred stock unit grant for 2023 calculated in accordance with FASB ASC Topic 718. Deferred stock units earned by directors are fully expensed on the Company’s financial statements at the market value of a share of stock on the date of grant. The annual deferred stock unit grant is prorated for directors elected other than at an annual meeting. All deferred stock units credited to directors are fully vested.
(4)	Amounts in this column reflect charitable matching contributions from the Air Products Foundation for Mr. Ho, Mr. Monser and Mr. Smith. For Mr. Cogut, the amount reflects a charitable matching contribution of $10,000 from the Air Products Foundation and $5,353 considered to be above-market interest credited to his Deferred Compensation Program balance. For Mr. Paull, the amount reflects a charitable matching contribution of $7,430.58 from the Air Products Foundation and $12,926 considered to be above-market interest credited to his Deferred Compensation Program balance. Interest is calculated for the Deferred Compensation Program using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service for obligations of similar maturity, it is treated as above-market interest even though it is based on a market average for corporate bonds.

2024 PROXY STATEMENT	27

PROPOSAL 2
Advisory Vote on Executive Officer Compensation
The Board recognizes the interest our shareholders have in the Company’s executive compensation program and is committed to strong compensation governance. As a part of that commitment, and in accordance with SEC rules and the preference of our shareholders, we annually ask our shareholders to approve an advisory resolution on the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis and accompanying executive compensation tables and narrative. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to express your approval or disapproval of our fiscal 2023 executive compensation program by voting for or against the following resolution:
RESOLVED, that the compensation of the named executive officers as discussed and disclosed in the Compensation Discussion and Analysis and the executive compensation tables and accompanying narrative is approved.
Although the vote is non-binding, the Board and the Management Development and Compensation Committee will review the voting results. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and to address them in making future decisions regarding the Company’s executive compensation program. At the 2023 Annual Meeting of Shareholders, approximately 98.8% of shareholders voted in accordance with the Board’s recommendation that advisory votes on its executive compensation continue to be conducted on an annual basis.
As described in the Compensation Discussion and Analysis, our executive officer compensation program is designed to support our long-term business strategy and encourage executive leadership to drive creation of shareholder value. It is aligned with the competitive market for talent, sensitive to Company performance and oriented to long-term incentives to maintain and improve the Company’s long-term profitability. We believe the program delivers reasonable pay that is strongly linked to our performance.
The Board recommends a vote “FOR” this Item.

28

Report of the Management Development and Compensation Committee

The Management Development and Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Management Development and Compensation Committee

Lisa A. Davis, Chair
Tonit M. Calaway
David H.Y. Ho
Edward L. Monser
Wayne T. Smith

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes and analyzes our executive officer compensation program with emphasis on compensation actions affecting fiscal 2023 compensation. For fiscal 2023, the Company’s named executive officers (“NEOs”) were:
Seifi Ghasemi Chairman, President and Chief Executive Officer (“CEO”)

Melissa N. Schaeffer Senior Vice President and Chief Financial Officer (“CFO”)

Sean D. Major Executive Vice President, General Counsel and Secretary

Dr. Samir J. Serhan Chief Operating Officer (“COO”)
The Compensation Discussion and Analysis is organized into six sections:
Section		Page
1	Highlights of Fiscal 2023 Company Performance and Compensation Actions	30
2	Fiscal 2023 Executive Officer Compensation Program Overview	34
3	Fiscal 2023 Total Direct Compensation Components	36
4	Employee Benefit Plans and Other Compensation	40
5	Executive Compensation Decision-Making Process	41
6	Key Compensation Practices and Policies	44

2024 PROXY STATEMENT	29

1	Highlights of Fiscal 2023 Company Performance and Compensation Actions

Fiscal 2023 Performance and Strategic Highlights

Safety Performance	Our safety performance is critical to our success, and one of our goals is to be the safest industrial gas company in the world. Since fiscal 2014, we have achieved a 63% improvement in the employee lost time injury rate and a 50% improvement in the employee recordable injury rate.
Operational Performance	During fiscal 2023, the Company continued to execute its growth strategy and announced: plans to construct a large-scale green energy import terminal in Hamburg, Germany; plans with AES to construct a multi-billion dollar green hydrogen production facility in North Texas; the completion of the second phase of the $12 billion gasification and power joint venture in Jazan Economic City, Saudi Arabia; the financial closing of the NEOM joint venture’s planned $8.4 billion green hydrogen-based ammonia production facility in NEOM City, Saudi Arabia; and an agreement with the government of the Republic of Uzbekistan and Uzbekneftegaz JSC to acquire, own and operate a $1 billion natural gas-to-syngas processing facility.
Return to Shareholders	The Company returned approximately $1.5 billion to shareholders through dividends, increasing dividends for the 41st consecutive year.

We believe our higher purpose is to bring people together to collaborate and innovate solutions to the world’s most significant energy and environmental sustainability challenges. We are living this commitment, putting sustainability in action through our mega projects that support the energy transition.
Financial Performance Earnings Per Share

Increased 2% over fiscal 2022
Adjusted Earnings Per Share[1]

Increased 12% over fiscal 2022
Net Income

Increased 3% over fiscal 2022
Adjusted EBITDA[1]

Increased 11% over fiscal 2022

(1)	This is a non-GAAP financial measure. See Appendix A for a reconciliation to the most directly comparable financial measure calculated under GAAP.

Executing Our Growth Strategy

Completed Phase II of Jazan Gasification and Power Joint Venture	Issued Inaugural Green Bonds to Finance Green Projects	Financial Close for NEOM’s Green Hydrogen Production Facility
$12.0 billion project value	$600 million €700 million	$8.4 billion project value

30

Fiscal 2023 Executive Compensation Highlights

Target Total Direct Compensation

At the beginning of the year, after benchmarking against peer companies as discussed below, the Management Development and Compensation Committee (within this Compensation Discussion and Analysis, the “Committee”) established the fiscal 2023 target total direct compensation for our executive officers. Mr. Ghasemi’s compensation was determined pursuant to his amended and restated employment agreement, dated May 17, 2023 (the “Employment Agreement”), which is described on page 52.

The table below indicates the target total direct compensation opportunity (base salary, annual incentive award target and target value of long-term incentive awards) provided to our NEOs for fiscal 2023. Total direct compensation that is actually paid to our NEOs varies from the information below based on the amount of annual incentive awards that are achieved and any discretionary bonuses or severance that is paid out during a fiscal year. This information regarding target total direct compensation opportunity is intended to supplement, but not replace, the Summary Compensation Table, which reports fiscal 2023 compensation in the format required by SEC rules.

Officer	Base Salary ($)	Annual Incentive Target ($)	Grant Value of Long-Term Incentives ($)	Target Total Direct Compensation ($)
Seifi Ghasemi	1,350,000	2,025,000	12,125,000	15,500,000
Melissa N. Schaeffer	650,000	585,000	2,000,000	3,235,000
Sean D. Major	650,000	650,000	1,500,000	2,800,000
Samir J. Serhan	850,000	935,000	2,700,000	4,485,000

For fiscal 2023, target total direct compensation opportunities established by the Committee positioned all executive officers competitively versus market. Based on Mr. Ghasemi’s superior performance throughout his tenure with Air Products, his fiscal 2023 pay was set to approximate the 75th percentile of the market.

Below is a summary of the components of total direct compensation for fiscal 2023 delivered to our CEO and our other NEOs.

Type	CEO Target	Other NEO Target	Key Terms
Base Salary			●Other NEO target at market median with adjustment based on level of responsibility, experience and individual performance
Annual Incentive			●Target payout references market median ●Payout driven by aggressive adjusted earnings per share (“EPS”) target

Long-Term Incentives			●Target value based on market median for long-term incentives
Performance Shares Restricted Stock Units
●Actual payout based on relative total shareholder return (“TSR”) over a three-year performance period
●50th percentile required for target payout
●Actual value determined by shareholder returns during vesting period
●Restricted stock units (“RSUs”) vest on the fourth anniversary of the grant date

2024 PROXY STATEMENT	31

Incentive Plan Metrics and Goals

In fiscal 2023, the Committee continued to grant incentive compensation opportunities designed to support the Company’s strategies. The Committee supports the Company’s strategies by focusing the Company’s annual incentive program on achieving aggressive adjusted earnings per share targets and environmental, social and governance (“ESG”) objectives. For fiscal 2023, executive officers’ annual incentive awards again were based on adjusted earnings per share, and the adjusted earnings per share targets were translated to adjusted EBITDA targets for the business units below the executive officer level to align rewards with value-creating performance. Target level payouts for fiscal 2023 were conditioned on meeting or exceeding the Company’s adjusted earnings per share goal of approximately 10.2% growth.

Beginning in fiscal year 2022, the Committee granted 60% of long-term incentives in performance shares tied to relative TSR against the S&P 500 Index, while performance shares granted in fiscal 2021 are tied to the relative TSR of the Peer Reference Group. This metric reflects the growth in capital that would be experienced from purchasing a share of Company stock and holding it for the performance period while reinvesting any dividends paid. The remaining 40% of long-term incentives was granted in RSUs that will vest on the fourth anniversary of the grant date.

Fiscal 2023 Incentive Compensation

Annual Incentive Metric	Adjusted Earnings Per Share and ESG Performance
Performance Shares Metric	Relative TSR Compared to S&P 500 Index
Long-Term Incentive Value Weighting	60% Performance Shares
40% Restricted Stock Units with four-year vesting period

Pay and Performance Alignment

In fiscal 2023, the Company continued to execute its growth strategy and announced: plans to construct a large-scale green energy import terminal in Hamburg, Germany; plans with AES to construct a multi-billion dollar green hydrogen production facility in North Texas; the completion of the second phase of the $12 billion gasification and power joint venture in Jazan Economic City, Saudi Arabia; the financial closing of the NEOM joint venture’s planned $8.4 billion green hydrogen-based ammonia production facility in NEOM City, Saudi Arabia; and an agreement with the government of the Republic of Uzbekistan and Uzbekneftegaz JSC to acquire, own and operate a $1 billion natural gas-to-syngas processing facility. The performance measure for the annual incentive awards was adjusted earnings per share and an ESG modifier reflective of the executive officers’ role in advancing the Company’s ESG goals. The payout metrics and calculation methodology are described on pages 37-38. Based on the Company’s performance, the Committee approved an annual incentive award payout factor of 160% for all NEOs.

The Committee also determined final payout levels for performance share awards granted in fiscal 2021 with a performance cycle ending at the end of fiscal 2023, which were conditioned on our relative TSR. For the three-year performance period, Air Products delivered a cumulative TSR of 5% and the resultant TSR percentile rank was 7%, which was below the 30th percentile required for a minimum (threshold) payout. The payout metrics and calculation methodology are described on pages 39-40.

The charts below compare Air Products’ CEO compensation and TSR to the S&P 500 Materials Sector for 2020 through 2022. Air Products’ CEO Summary Compensation Table pay (left chart) is positioned at the 75th percentile of the market as described on page 36. However, when considering realizable pay for the CEO (right chart), there is a strong alignment between realizable pay and performance over the past three years.

3-Year Annualized TSR	3-Year Annualized TSR

100th
75th
50th
25th
0th
0th
25th
50th
75th
100th
APD

100th
75th
50th
25th
0th
APD
0th
25th
50th
75th
100th

3-Year CEO Summary Compensation Table Pay	3-Year CEO ISS Realizable Pay

32

Shareholder Feedback

Following the 2023 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on executive officer compensation. With approximately 93.16% of votes cast in favor of approval, the Committee determined that the great majority of shareholders were satisfied with our executive compensation program.

Compensation Governance Best Practices

The Management Development and Compensation Committee recognizes that shareholders want assurance that the processes for determining and paying executive officer compensation reflect thoughtful stewardship of the Company’s resources. The Committee has adopted the following practices, which demonstrate its commitment to this principle:

Compensation Governance Highlights
●Independent directors make final compensation decisions pertaining to executive officers.
●The Committee is advised by an independent compensation consultant.
●Executive sessions are held at all Board and Committee meetings.
●Compensation is targeted at median for similar industrial companies.
●Stringent stock ownership guidelines are maintained for directors and executive officers.
●Executive officers and directors are prohibited from hedging or pledging Company stock.

●Performance goals and formulas are consistently administered.
●Dilution and burn rate relative to peers are reviewed annually.
●Change in control arrangements require a double-trigger for vesting.
●A Recoupment Policy is in place to deter executive officer misconduct and reclaim certain awards and incentives.
●Our Recoupment Policy also provides that excess incentive compensation shall be recouped in the event of an accounting restatement, in accordance with SEC and NYSE rules under Dodd-Frank.

2024 PROXY STATEMENT	33

2	Fiscal 2023 Executive Officer Compensation Program Overview

Our Compensation Philosophy

Overview. The overall objective of our executive officer compensation program is to attract and retain a talented management team and to provide them with the right incentives to execute our strategic objectives and to maximize shareholder value. The same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers.

Tie compensation to strategy, performance and delivering shareholder value.

The Company’s programs provide incentive compensation opportunities that promote achievement of short-and long-term strategic and financial objectives. Annual incentive compensation targets are aligned with the Company’s adjusted earnings per share goals communicated to shareholders so that executive officers only receive target payouts if we meet shareholders’ expectations and if we meet or exceed financial and non-financial targets. Long-term incentives are granted in stock, the majority of which is tied to Company TSR so that factors that impact the value of our shareholders’ investment in the Company significantly impact our management team’s compensation.

Provide competitive
compensation for
competitive performance.
The Company seeks to offer compensation opportunities that are sufficient to attract talented and experienced managers and to discourage them from seeking other employment opportunities.
Foster non-financial
corporate goals.
While financial results are the primary commitment the Company makes to shareholders, the compensation program balances financial results with other Company values such as safety, diversity, sustainability and environmental stewardship. Certain components of the program provide flexibility to adjust compensation upwards or downwards for non-financial and strategic goals and to “claw back” compensation in cases of misconduct or restatement of financial results.
Support actions needed
to respond to changing business
environments.
The Company has sought to provide some elements of compensation, such as severance benefits, which give the management team or the Board tools to facilitate decisions about succession planning, divestitures and restructurings or other significant corporate events that may impact the position or employment status of executive officers.

Fiscal 2023 Total Direct Compensation

The Committee designed the executive officer compensation program to provide our executive officers with target compensation that, on average, is competitive with that of the relevant peer groups and with actual compensation driven up or down based on the Company’s operating performance, stock price and total shareholder return. Individual components of compensation may be greater or less than the median, and actual compensation delivered may vary significantly from the target and the median based on Company or individual performance and changes in our stock price.

34

The table below provides a brief description of the principal types of total direct compensation, how performance factors into each type of compensation and the compensation program objectives served by each type. Detailed descriptions of the components of direct compensation begin on page 36.

Component	Description	How Amount Determined/ Performance Considerations	Objectives
Base Salary	Fixed cash payment.	Targeted at market median with adjustment based on level of responsibility, experience and individual performance.	Provide competitive foundational pay.
Annual Incentive	Short-term incentive, cash payment.	Target payout references market median while actual payout is driven by adjusted EPS. The Committee has discretion to apply an ESG modifier to adjust the Annual Incentive Plan upward or downward for performance against our environmental, social and governance objectives and our safety objectives.	Promote achievement of short-term financial and strategic objectives.
Performance Shares	Deferred stock units that pay out upon achievement of performance targets. Delivered in shares of stock with dividend equivalents also payable upon vesting.	Target value based on market median for long-term incentives. Actual payout based on relative TSR (compared to the S&P 500 Index) over a three-year performance period.	Promote achievement of longer-term financial objectives; encourage current decisions that promote long-term value creation; align executive officers’ interests with shareholder returns.
Restricted Stock Units	Deferred stock units that vest on the fourth anniversary of the grant date and pay dividend equivalents accrued upon vesting.	Target value based on market median for long-term incentives. Actual value determined by shareholder returns during vesting period.	Retain executive officers; align executive officers’ interests with shareholder returns.

The Committee annually reviews and establishes the performance measures, target goals and payout schedules used for our Annual Incentive Plan and the performance share component of awards granted under our Long-Term Incentive Plan. In determining actual performance against these metrics, the Committee decides whether to include or exclude the impact of items reported in the Company’s financial statements that may not be reflective of underlying operating results for the current or a prior year. Adjustments from reported earnings are intended to avoid artificial inflation or deflation of awards due to unusual or non-operational items in the applicable period and align pay outcomes with how the Committee and management view the performance of the business holistically.

Setting Total Direct Compensation Levels for Fiscal 2023

Overall, the Committee sought to provide total direct compensation target opportunity (base salary, target annual incentive award and long-term incentive award value) for the executive officers (with the exception of the CEO, as described on page 36) that approximated the projected median level for similar positions in the Survey Reference Group. In the case of the CEO, COO and CFO, the projected median level is derived from two data sources—the Survey Reference Group and the Peer Reference Group, each weighted equally. Additional information regarding these peer groups is provided on page 43. Consistent with industry practice, the Company considers total direct compensation within 15% of median to be competitive with market. This margin allows for year-to-year swings in data that can occur based on a number of factors unrelated to underlying compensation strategy.

The Company utilizes two peer groups for benchmarking CEO, COO and CFO compensation to ensure that the compensation is reasonably aligned with compensation provided by companies we compete against for talent. The Survey Reference Group is comprised of industrial companies that are similar in revenue size to the Company to benchmark specific pay levels. The Peer Reference Group is comprised of a smaller group of companies in the chemical, industrial, construction, engineering and energy technology services markets with similar capital structures, asset intensity, operating margins and business models. Total direct compensation targets may be established at greater or lesser levels for individual executive officers based on performance factors, experience in the position, retention and succession planning considerations or year-to-year swings in the market reference data.

2024 PROXY STATEMENT	35

For fiscal 2023, total direct compensation opportunities established by the Committee for the NEOs (excluding the CEO as described below) approximated the market median. Within the total direct compensation opportunity for each executive officer, individual components of compensation may be greater or less than the market median because the Committee is primarily concerned with the competitiveness of the entire program versus any one element of compensation. Compensation realized by each executive officer may vary significantly from target opportunity based on Company or individual performance and Company stock price fluctuation.

As part of the process for determining total direct compensation, the Committee also reviews tally sheets, which detail the value, earnings and accumulated potential payout of each element of an executive officer’s compensation in various employment termination scenarios. The tally sheets help the Committee consider the retention value of an executive officer’s accumulated compensation package, compare executive officers’ accumulated compensation and understand the impact of compensation decisions on various termination of employment scenarios.

Mr. Ghasemi
On May 17, 2023, the Company entered into a new Employment Agreement with Mr. Ghasemi, extending the term of Mr. Ghasemi’s employment as our Chief Executive Officer from September 30, 2025 to September 30, 2028. Commencing September 30, 2024 and on each anniversary date thereafter, the term of the Employment Agreement will be automatically extended by one year, unless either party provides notice of non-renewal at least 30 days prior to the applicable renewal date or the Employment Agreement is otherwise terminated by either party pursuant to its terms. If Mr. Ghasemi’s employment were to terminate after September 30, 2028 without “cause” or for “good reason”, as each such term is defined in the Employment Agreement, he would not be entitled to any cash severance payment under the Separation Program. The Employment Agreement provides that Mr. Ghasemi receive a minimum annual base salary of $1,350,000, which is consistent with the annual base salary Mr. Ghasemi has received since fiscal 2018, and participate in the Company’s Annual Incentive Plan with a minimum target annual incentive award equal to 150% of his base salary with actual awards to be determined by the Committee. Under the Employment Agreement, Mr. Ghasemi also is entitled to receive minimum annual equity compensation awards under the Company’s Long-Term Incentive Plan with a grant date value (determined under the Company’s normal valuation practices) of $7,000,000, apportioned in a manner consistent with the allocation for other executive officers.
At the Committee’s direction, its independent compensation consultant, Willis Towers Watson (“WTW”), performed a competitive assessment of Mr. Ghasemi’s total direct compensation at the beginning of fiscal 2023. Taking into consideration WTW’s assessment, the Committee determined that his target total direct compensation should remain positioned at the 75th percentile for the Peer Reference Group to reflect Mr. Ghasemi’s superior performance during his tenure with Air Products.

3	Fiscal 2023 Total Direct Compensation Components

The Committee determines the individual compensation components of the program within the competitive target value for an executive officer’s total direct compensation.

Base Salary

Base salary is generally targeted at the market median, with adjustment where the Committee believes appropriate for proficiency, performance, experience and the uniqueness of the responsibilities held by the executive officers. Changes in base salaries for executive officers typically become effective as of the first payroll period in the calendar year; therefore, the amounts in the Summary Compensation Table reflect the fiscal 2022 base salary rate for the first quarter of fiscal 2023 and the fiscal 2023 base salary rate for the remainder of fiscal 2023. Base salaries approved for the executive officers for fiscal 2022 and fiscal 2023 were as follows:

Officer	2022 Base Salary Rate ($)	2023 Base Salary Rate ($)	% Increase(1)
Seifi Ghasemi	1,350,000	1,350,000	—
Melissa N. Schaeffer	550,000	650,000	18
Sean D. Major	550,000	650,000	18
Samir J. Serhan	800,000	850,000	6
(1)	Base salaries for our non-CEO executive officers were increased to align base pay with market median pay for their respective positions in light of their time in such positions.

36

Annual Incentive Plan

Target annual incentive opportunities under the Annual Incentive Plan are intended to be competitive with the market. Targets may be established at greater or lesser levels for individual executive officers based on performance factors, internal equity, experience in the position or year-to-year swings in market data. Actual annual incentive awards may be above or below target depending upon the Company’s fiscal year performance as measured by the performance measures and goals established by the Committee at the beginning of the fiscal year. When performance exceeds the target goals for the performance measures, annual incentive awards may exceed target as well and may exceed market median payouts. Actual annual incentive awards can range from 0% to 240% of target, inclusive of the application of the ESG modifier that we adopted in fiscal 2022. Over the previous five years, executive officer awards have ranged from 95% to 160% of target.

Determination of annual incentive awards is a multi-step process, which begins with establishing target opportunities. At the beginning of the fiscal year, the Committee determines executive officer target annual incentive awards as a percentage of each executive officer’s base salary based on the Survey Reference Group and, for the CEO, CFO and COO, a Peer Reference Group competitive assessment. Target bonus opportunities for NEOs (excluding the CEO) increased from fiscal 2022 to 2023 as outlined below.

Officer	2022 Target (% of Base Salary)	2023 Target (% of Base Salary)(1)	2023 Target Value ($)
Seifi Ghasemi	150	150	2,025,000
Melissa N. Schaeffer	75	90	585,000
Sean D. Major	90	100	650,000
Samir J. Serhan	90	110	935,000
(1)	Target bonus opportunities for Ms. Schaeffer, Mr. Major and Dr. Serhan were increased in fiscal 2023 to align with target bonus opportunities for the Survey Reference Group and, in the case of Ms. Schaeffer and Dr. Serhan, the Peer Reference Group, and to reflect their time in their respective positions.

An executive officer’s actual payout is determined by multiplying the target award by his or her individual payout factor.

As a first step in determining an executive officer’s individual payout factor, the Committee determines an initial payout factor derived from the Company’s performance against the performance objectives established by the Committee at the beginning of the fiscal year. For fiscal 2023, the Committee selected rigorous adjusted earnings per share targets as the performance measure for the Annual Incentive Plan in order to incentivize the executive officers to execute the Company’s growth strategy and deliver value to shareholders. Target adjusted earnings per share of $11.30 represented a 10.2% increase from the recast fiscal 2022 adjusted earnings per share of $10.25.(1) The threshold, target and maximum payout factors for the adjusted earnings per share measure are set out below. (Factors are interpolated between points.)

2023 Adjusted Earnings per Share	Initial Payout Factor %
<$10.75	0
$10.75	50
$11.30	100
$11.65	200
(1)	Adjusted earnings per share is a non-GAAP financial measure and is defined and reconciled to diluted earnings per share on a GAAP basis in Appendix A.

Determination of Annual Incentive Plan Payout

Determine Target Award (beginning of fiscal year)	Determine Initial Payout Factor (after fiscal year-end)	Apply ESG modifier by multiplying modifier by Initial Payout Factor (after fiscal year-end)	Annual Incentive Plan Payout

For fiscal 2023, our adjusted earnings per share was $11.51, which resulted in an initial payout factor of 160%.

2024 PROXY STATEMENT	37

For fiscal 2023, the Company continued the policy of modifying compensation payable under our Annual Incentive Plan based on the Committee’s assessment of our performance against our ESG objectives. This modifier involves adjusting the initial payout factor by a multiple of 0.8 to 1.2. The ESG modifier has the following attributes:

●	the ESG modifier reflects the Committee’s consideration of the executive officers’ role in advancing the Company’s safety, culture and diversity and environmental performance;
●	the ESG modifier is “universal”, meaning that the same payout adjustment is applied consistently for all executive officers; and
●	the maximum award (as a percentage of target) can result in up to a 20% reduction or increase to the payout that would otherwise be earned based on our adjusted EPS performance.

When determining the 2023 final Annual Incentive Plan payout factor, the Committee applied an ESG modifier of 1.0. The 1.0 ESG modifier reflects the executive officers’ role in advancing the Company’s environmental performance in accordance with its goals regarding emissions intensity reductions and capital investment in energy transition projects, along with the continued progress the Company has made towards its diversity and safety culture objectives. The final payout factor, including the ESG modifier, was 160%.

Discretionary Bonuses

In addition to amounts paid under the Annual Incentive Plan, from time to time we pay discretionary cash bonuses as recruitment or retention incentives or in recognition of outstanding performance. No discretionary bonuses were paid to the Company’s NEOs for fiscal 2023.

Long-Term Incentives

The Committee believes long-term incentive compensation is the most critical part of the executive officers’ compensation because it creates alignment with shareholders and promotes achievement of long-term financial and strategic objectives. The success of the Company’s business and resulting value for our shareholders is predominantly built on stable, long-term relationships with customers and substantial capital investments that reap returns over a long-term time horizon through technological differentiation, cost control and operational efficiencies. Reflecting this long-term business model, the Committee emphasizes long-term incentive compensation designed to ensure that the decisions being made today build value for the long-term and reward sustainable growth, disciplined capital investment, sustainable cost reduction and consistent operational excellence. For fiscal 2023, the Committee selected two components for our executive officers’ long-term incentives: performance shares, which are conditioned on relative TSR performance compared to the S&P 500 Index over a three-year period (for fiscal 2023-2025); and RSUs, which link executive officers’ interests directly to shareholder returns and provide a strong retention incentive.

For fiscal 2023 we continued our practice of using a mix of long-term incentive value composed of 60% performance shares and 40% RSUs. The Committee chose this mix to provide a balance of stock-based compensation to encourage above-market performance and talent retention. Because both components of an executive officer’s long-term incentive opportunity are delivered in stock-based awards, their value is based on our stock price, which serves the Committee’s objective of creating alignment with shareholders.

The Committee determined the level of long-term incentive grants for fiscal 2023 at the beginning of the fiscal year. Prior to making the grants, the Committee established an intended long-term incentive value for each executive officer. When setting these intended values, the Committee considered the Survey and Peer Reference Group competitive data and target total direct compensation opportunities. It is the Committee’s intent that the long-term incentive value and total direct compensation opportunity for Mr. Ghasemi be at the 75th percentile of the Peer Reference Group to reflect Mr. Ghasemi’s superior performance throughout his tenure with Air Products. It is the Committee’s intent that for executive officers other than our CEO, the long-term incentive value approximate the market median and the total direct compensation opportunity for such executive officers approximate the market median level when combined with base salary and target Annual Incentive Plan awards.

38

Individual performance or other factors may result in awards that are above or below the market median. These factors include tenure and experience, succession planning and retention, subjective evaluations of performance, historical grant levels and other recent compensation actions with respect to the individual such as special retention awards. For fiscal 2023, all intended long-term incentive values approximated the projected market median (except for the CEO value, which remained positioned at the 75th percentile). The actual value realized may differ significantly (up or down) from the intended value due to Company stock price performance over the life of the awards and the extent to which performance goals are met in the case of performance shares.

Officer	Intended Long-Term Incentive Value ($)
Seifi Ghasemi	12,125,000
Melissa N. Schaeffer	2,000,000
Sean D. Major	1,500,000
Samir J. Serhan	2,700,000

Performance Shares

Fiscal 2023 Performance Share Grants

In fiscal 2023, performance shares made up the majority of the long-term incentives granted to our executive officers. Performance shares entitle the recipient to one share of Company stock and accumulated dividend equivalents for each performance share earned upon the satisfaction of performance objectives and other conditions to earning the award. Performance shares are granted each year with overlapping three-year performance cycles. The awards are paid out at the end of the three-year period based on the achievement of specified performance goals. Payouts of performance shares range from 0% to 200% of the target level of shares awarded. The target level for fiscal 2023 grants (60% of the total intended long-term incentive value for each executive officer) was converted to a number of deferred stock units based on the average NYSE closing stock price for the 10 trading days preceding the grant date. The actual number of performance shares earned is determined by multiplying the target number of shares by a payout factor, which is subject to adjustment by the Committee within a narrow range (+/-15 percentage points) to address performance factors that may not be reflected in relative TSR results.

Fiscal 2023 performance shares were granted conditioned upon the Company’s three-year TSR percentile rank compared to the TSR of S&P 500 Index companies over the three-year performance period (fiscal 2023-2025). Beginning in fiscal 2022, the Committee changed the relative TSR comparator group for performance shares from Peer Reference Group companies to the S&P 500 Index due to the Committee’s determination that the S&P 500 Index represents a broader and more comprehensive relative benchmark for shareholder value creation. The payout factor for performance share grants will be determined in accordance with the following schedule (with payout factors interpolated between levels):

Company’s TSR Percentile Rank	Payout Factor%(1)
>75th percentile	200
50th percentile	100
30th percentile	30
<30th percentile	0
(1)	The Committee may increase or decrease the payout factor by up to 15 percentage points.

The target number of fiscal 2023 performance shares granted to each NEO was as follows:

Officer	Target Performance Shares
Seifi Ghasemi	24,047
Melissa N. Schaeffer	3,966
Sean D. Major	2,974
Samir J. Serhan	5,354

2024 PROXY STATEMENT	39

Fiscal 2021-2023 Performance Shares Payout

In November 2023, the Committee also determined final payout levels for performance share awards granted in fiscal 2021 with a performance cycle concluding at the end of fiscal 2023. For the three-year performance period, our TSR was 5% and the TSR percentile rank compared to our fiscal 2021 Peer Reference Group was 7%, which was below the 30th percentile required for a minimum (threshold) payout. This resulted in a payout factor of 0% for the fiscal 2021-2023 performance cycle.

Officer	Target Performance Shares Grant	Performance Shares Earned
Seifi Ghasemi	24,117	0
Melissa N. Schaeffer	724	0
Sean D. Major	3,069	0
Samir J. Serhan	4,385	0

Restricted Stock Units

Each RSU entitles the recipient to receive one share of Company stock upon payout, generally at the end of a four-year vesting period. RSUs are conditioned upon continued employment during the vesting period but are subject to special vesting rules for terminations due to death, disability or retirement or terminations covered by the Executive Separation Program described on page 52. Upon vesting, RSUs also entitle the holder to receive dividend equivalents equal to the amount of dividends paid on a share of Company stock during the vesting period. The vesting conditions provide an incentive for retention, and the value of this compensation element increases or decreases in direct proportion to our TSR. The value of RSUs granted to the executive officers in fiscal 2023 is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table, which appear on pages 45 and 47, respectively. The target level for fiscal 2023 grants (40% of the total intended long-term incentive value for each executive officer) was converted to a number of deferred stock units based on the average NYSE closing stock price for the 10 trading days preceding the grant date.

In fiscal 2023, we granted RSUs to our NEOs as follows:

Officer	RSUs
Seifi Ghasemi	16,031
Melissa N. Schaeffer	2,644
Sean D. Major	1,983
Samir J. Serhan	3,569

4	Employee Benefit Plans and Other Compensation

Our employee benefit programs are offered and designed to be competitive and to provide reasonable security for employees. Welfare and retirement benefits are offered at essentially the same level to all U.S. salaried employees, including executive officers.

Retirement Benefits

Executive officers participate in our generally available U.S. salaried retirement programs. The Company maintains qualified retirement programs for its salaried employees, including a defined contribution profit-sharing plan, the Air Products and Chemicals, Inc. Retirement Savings Plan (the “RSP”). The Company also maintains a nonqualified deferred compensation plan, the Air Products and Chemicals, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), in which certain executive officers and other eligible employees participate. The RSP and Deferred Compensation Plan are discussed in more detail below in the narrative accompanying the Nonqualified Deferred Compensation Table.

Welfare Benefits

We provide medical and dental coverage, life insurance and disability insurance to executive officers under the same programs offered to all salaried employees. All participating employees pay a portion of the cost of these programs.

40

Severance and Change in Control Arrangements

Executive officer severance and change in control arrangements are provided to support major corporate and management transitions. The Committee believes these arrangements provide benefits to the Company and its shareholders. The Committee periodically reviews these arrangements in depth for market competitiveness and appropriateness for the Company’s business.

Severance

All executive officers participate in the Executive Separation Program. This program is intended to facilitate changes in the leadership team by establishing terms for the separation of an executive officer in advance, allowing for a smooth transition of responsibilities when it is in the best interests of the Company. The program provides severance benefits and vesting of certain long-term incentives upon involuntary termination other than for “cause” or voluntary termination for “good reason” (as each term is defined in the applicable severance agreement) in exchange for certain post-employment restrictions designed to protect the Company. Details of the program are provided on page 52.

Change in Control Arrangements

To enable the management team to negotiate effectively for shareholders without concern for their own future in the event of any actual or threatened change in control of the Company, the Company has entered into individual change in control severance agreements for each of the executive officers. Consistent with compensation governance best practices, our change in control agreements are “double-trigger”, which means that each executive officer will receive specific rights and benefits if, following a change in control, his or her employment is terminated by the Company without “cause” or the executive officer terminates his or her employment for “good reason” (as each term is defined in the applicable severance agreement) in exchange for certain post-employment restrictions designed to protect the Company. Details of these agreements are described on pages 54-55.

Perquisites

The Committee has approved the use of corporate aircraft for personal travel by Mr. Ghasemi in order to mitigate security concerns, preserve confidentiality and maximize the time he is able to spend on Company business. The Committee also has approved Mr. Ghasemi’s personal use of a Company car and driver and approved the use of a car and driver by Mr. Ghasemi’s spouse on rare occasions where security is a concern. Mr. Ghasemi uses commuting time for performing his responsibilities to the Company. Mr. Ghasemi is responsible for any taxes on his personal use and his spouse’s use of corporate aircraft and cars. Dr. Serhan is on an international business assignment. In connection with this assignment, Dr. Serhan receives certain allowances, including a Company-provided apartment and utilities, a Company-provided car and a daily living allowance. In fiscal 2023, Mr. Major and Dr. Serhan were each reimbursed for an executive physical examination. The Committee believes the benefits of security, confidentiality and efficiency achieved by these arrangements outweigh the expense to the Company.

5	Executive Compensation Decision-Making Process

Roles of the Committee, Compensation Consultant and Management in the Compensation Process

Committee Responsibilities

The Committee is responsible to the Board and to shareholders for establishment and oversight of the Company’s compensation program for executive officers and for approving the compensation level of the executive officers. The Committee establishes overall compensation strategies and policies for the executive officers, allocates compensation for executive officers among the various components of compensation, evaluates and approves performance measures and goals relevant to the incentive compensation of the executive officers, evaluates the performance of the CEO with input from the Board, determines total direct compensation levels for the CEO and evaluates and approves direct compensation levels for other executive officers. Each year, the Committee:

●	reviews and evaluates the appropriateness of the Company’s current executive officer compensation program based on several factors, including competitiveness of the program and alignment of compensation delivered under the program with the Company’s strategies and performance;
●	reviews whether the program design encourages excessive risk-taking;
●	approves peer groups for market reference;
●	reviews dilution and burn rates associated with the Company’s equity compensation;
●	evaluates and approves changes to incentive compensation and benefit plans when needed;
●	approves incentive compensation payouts for the current year; and
●	addresses other specific issues regarding management development and compensation as needed.

Periodically, the Committee also undertakes an extensive review of the competitiveness and appropriateness of certain pay practices such as severance and change in control arrangements.

2024 PROXY STATEMENT	41

Engagement of Compensation Consultant

The Committee retains an external compensation consultant to provide independent advice, information and analysis on executive compensation. The Committee has established several practices to ensure the external consultant’s independence, candor and objectivity. The consultant is engaged by, has its compensation set by and reports directly to the Committee, frequently meets separately with the Committee (with no members of management present) and consults with the Committee Chair in between meetings. At each Committee meeting management reports fees paid for executive compensation consulting services performed by the consultant to the Committee, and the Committee approves in advance the executive compensation consulting services to be performed.

The Committee retained WTW as its external consultant for fiscal 2023. Aggregate fees for WTW’s executive compensation consulting services provided to the Committee were $277,600. During fiscal 2023, WTW also performed global retirement plan actuarial, administrative and consulting, global investment consulting, health care exchange and aviation insurance brokering services for the Company and provided “Talent & Rewards” data surveys and proxy review services in addition to the work performed for the Committee. The aggregate fees for those services were $1,693,700.

The decision to hire WTW for actuarial services was made over a decade ago after an extensive bid process. WTW is one of the few firms that is able to provide these services on a global basis. The decisions to hire WTW for the health care exchange, health care consulting and insurance brokering services were made by the responsible functional managers after a competitive bidding process. The decision to hire WTW for the global investment consulting services for our pension plans was made by the Pension Investment Committee and members of our Treasury and Human Resources functions after a competitive bidding process.

During fiscal 2023, WTW provided advice and analysis to the Committee on total direct compensation for individual executive officers, peer group composition, incentive plan performance measures, compensation program design, pay versus performance disclosure and external trends and developments. WTW also provided an analysis of the alignment of pay delivered under the Company’s executive officer compensation program with its performance compared to peer group pay and performance, a governance and regulatory update, a third-party independent review of the Company’s executive compensation disclosures and an assessment of the potential relationship between the Company’s compensation program and risk-taking by management.
Independence Assessment
The Committee assessed WTW’s independence and concluded that there are no conflicts of interest that would prevent WTW from independently advising the Committee. In making this determination, the Committee considered, among other things, the fees paid for services provided to management as a percentage of WTW’s consolidated revenues, policies and procedures established by WTW to mitigate conflicts of interest and the lack of business and personal relationships between WTW team members and the Company’s executive officers and Committee members.

Management Input

While the Committee determines overall compensation strategy and policies for the executive officers and approves their compensation, it seeks input from several executive officers and other management employees with respect to both overall guidelines and discrete compensation decisions. Specifically:

●	Human Resources staff work with the Committee to develop the design of compensation programs and decision-making frameworks for determining compensation levels;
●	the CEO provides input to the Committee on the forms of incentive compensation and performance measures that will best support the Company’s strategic goals;
●	the CEO provides the Committee perspective on the performance of the other executive officers and develops and recommends compensation actions for the other executive officers in consultation with Human Resources and based on competitive market analysis;
●	the CFO provides background to the Committee regarding the Company’s key financial objectives and performance against them; and
●	the Company’s Legal and Human Resources staff provide technical advice and other support to the Committee.

These executive officers and employees attend portions of the Committee meetings; however, the Committee meets in executive session both alone and with its external compensation consultant to reach final decisions about CEO and other executive officers’ compensation.

42

Benchmarking

The Committee believes that a threshold characteristic of reasonable compensation is that it is aligned with compensation provided by companies the Company competes against for talent. In preparation for determining fiscal 2023 compensation, the Committee benchmarked executive officer compensation levels to evaluate the competitiveness of the program and as a reference for establishing compensation levels for fiscal 2023.

The Committee uses two peer groups for benchmarking, which it reviews annually.

Peer Groups

Name	Criteria	Purpose	Source
Survey Reference Group	Broad group of industrial companies with $7-13 billion in annual revenue	Benchmark competitive executive officer direct compensation levels at target	WTW and Mercer surveys
Peer Reference Group	Chemical; industrial; and construction, engineering and energy technology services companies with similar capital structure, asset intensity and profitability to the Company	Benchmark competitive direct compensation levels for CEO, COO and CFO, pay practice and pay for performance assessment and to determine performance share relative TSR for performance share grants made through fiscal 2021	Compiled from proxy statement filings

For purposes of assessing competitiveness and recommending compensation levels for fiscal 2023, the Committee used survey data from WTW and Mercer compensation databases on a group of industrial companies with annual revenue of $7 to $13 billion (the “Survey Reference Group”). In light of the Company’s fiscal 2023 revenues of $12.6 billion, the Survey Reference Group for 2024 will be revised to consider industrial companies with annual revenue of $6 to $25 billion. The Survey Reference Group is representative of the companies the Company competes against for talent and is used by the Company for various compensation benchmarking purposes, not just executive officer compensation. A list of companies included in the Survey Reference Group is provided in Appendix B.

Prior to the beginning of the fiscal year, the Committee reviewed an assessment of each NEO’s compensation level relative to the Survey Reference Group based on similar functional responsibilities. The assessment identified median, 25th and 75th percentile levels for base salary, target annual incentive, target long-term incentives and target total direct compensation. Annual and long-term incentive levels reflected a three-year average to reduce volatility in results.

The Committee also reviewed proxy data compiled from the Peer Reference Group, which is a smaller group of companies that are competitors of the Company or are similar to the Company in that they are chemical, industrial and construction, engineering and energy technology services companies with similar capital structures, asset intensity, operating margins and business models (the “Peer Reference Group”). Peer Reference Group companies are generally similar in revenue size to the Company, however certain companies with higher revenues are included based on similarity of business model. The Committee used the Peer Reference Group for benchmarking specific pay practices and for assessing alignment of pay with performance. In addition, the Committee also uses the Peer Reference Group to assess competitive compensation levels for CEO, COO and CFO total direct compensation. Because proxy data does not necessarily reflect similar positions to the other executive officers, only the Survey Reference Group is used to benchmark pay levels for them. The Peer Reference Group was also used for determining the Company’s relative TSR performance for purposes of performance share payouts on grants made prior to fiscal 2022.

The fiscal 2023 Peer Reference Group consisted of the following companies:

AECOM Technology Corporation	Ecolab Inc.	Linde plc.
Baker Hughes Company	EMCOR Group, Inc.	MasTec, Inc.
Celanese Corporation	Fluor Corporation	Parker-Hannifin Corporation
Dover Corporation	Fortive Corporation	PPG Industries, Inc.
DuPont de Nemours, Inc.	Illinois Tool Works Inc.	Quanta Services, Inc.
Eastman Chemical Company	Ingersoll Rand Inc.	TechnipFMC plc

The Peer Reference Group used to assess executive compensation for fiscal 2024 (the “2024 Peer Reference Group”) has been revised as follows to more closely align with the criteria set forth above:

●	Six peers have been added: Eaton Corporation plc, Emerson Electric Co., Johnson Controls International plc, NextEra Energy, Inc., Occidental Petroleum Corporation and Schlumberger Limited.
●	Three companies, AECOM Technology Corporation, EMCOR Group, Inc. and MasTec, Inc., have been removed as they are less comparable to Air Products’ business than the newly added peer members.

The updates to the composition of the 2024 Peer Reference Group are not expected to materially affect the overall positioning of compensation relative to market peers.

2024 PROXY STATEMENT	43

Risk Assessment

During fiscal 2023, the Committee, with assistance from WTW, conducted a risk assessment of the Company’s executive officer compensation program. The Committee concluded that the program is balanced and does not provide an enticement for executives to take risks that are likely to have an adverse effect on the Company due to the following features:

●	the Company does not use highly leveraged short-term incentives that drive risky investments at the expense of long-term Company value;
●	the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives;
●	concentration of long-term incentive compensation in awards based on relative TSR combined with overlapping grant cycles strengthens executives’ incentive to foster stable, long-term performance;
●	cash incentive awards are capped at sustainable levels, and the Committee has discretion to reduce awards, including for non-financial considerations;
●	the Company enforces substantial executive officer stock ownership and holding requirements; and
●	the Company has recoupment policies applicable to incentive compensation that permit the Company to cancel awards and recoup certain gains in the event of an accounting restatement or conduct that is detrimental to the Company.

In addition, management conducted and reported to the Committee on its evaluation of the Company’s overall compensation practices and programs to assess whether any of these programs and practices exposed the Company to excessive risk-taking, concluding there were no such programs or practices.

6	Key Compensation Practices and Policies

Executive Officer Stock Ownership

The Committee has approved ownership guidelines that require executive officers to achieve an ownership stake in the Company that is significant in comparison with the executive officer’s base salary. The ownership guidelines are six times base salary for the CEO and three times base salary for the other executive officers. Each executive officer is expected to achieve the specified ownership level within five years of assuming his or her position. Executive officers may count toward these requirements the value of shares owned, share equivalents held in their RSP accounts, earned performance shares and unvested RSUs. Stock options and unearned performance shares are not counted. All executive officers are currently in compliance with this policy.

Hedging and Pledging Policy

It is the policy of the Company that executive officers and directors may not purchase or sell options on Company stock, engage in short sales with respect to Company stock or trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock. Executive officers and directors are also prohibited from holding shares of Company stock in a margin account or pledging shares of Company stock as collateral on a loan. Employees, other than executive officers, are generally permitted to engage in transactions that are designed to hedge or offset market risk.

Recoupment Policy

The Company adopted the Air Products and Chemicals, Inc. Compensation Recoupment Policy (the “Recoupment Policy”) effective October 1, 2023. The Company adopted the Recoupment Policy in part to comply with new listing standards adopted by the NYSE in response to rules adopted by the SEC regarding the recoupment of excess incentive-based compensation following an accounting restatement. Pursuant to the Recoupment Policy, in the event of a restatement, any erroneously awarded compensation received during the three fiscal years prior to the restatement (a) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (b) that has been paid to any person shall be subject to reasonably prompt repayment to the Company. The Recoupment Policy requires the Company to pursue (and the Company shall not have the discretion to waive) the forfeiture and/or repayment of erroneously awarded compensation, subject to limited exceptions specified in the Recoupment Policy. In addition, the Recoupment Policy provides that the Committee may seek to recover all or a portion of incentive compensation in the event of a willful, knowing or intentional breach of Company policy or applicable legal or regulatory requirements, actions or omissions resulting in significant reputational or financial harm, that involve a breach of fiduciary duty or that involve willful misconduct, material dishonesty or fraud. The Company’s equity plans and agreements also provide that awards may be cancelled and that certain gains must be repaid to the Company if an executive officer engages in activity that is detrimental to the Company such as performing services for a competitor, disclosing confidential information or violating Company policies.

44

Granting Practices

Equity compensation awards are provided to executive officers and approximately 320 other management employees under the Company’s Long-Term Incentive Plan (except for off-cycle recruiting and retention awards) and are granted as of the first NYSE business day in the month of December. Recruiting grants are generally issued as of the first day of employment. Off-cycle retention grants are made occasionally in response to extraordinary retention needs.

Executive Compensation Tables

Fiscal 2023 Summary Compensation Table

Officer and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Seifi Ghasemi, Chairman, President and Chief Executive Officer	2023	1,350,000	—	17,074,629	3,240,000	11,675	401,795	22,078,099
	2022	1,350,000	—	13,752,750	3,057,750	15,047	307,558	18,483,105
	2021	1,401,923	—	10,232,039	1,923,750	13,911	247,387	13,819,010
Melissa N. Schaeffer, Senior Vice President and Chief Financial Officer	2023	626,923	—	2,816,085	936,000	425	72,467	4,451,900
	2022	550,000	—	1,499,772	622,875	329	104,268	2,777,244
	2021	380,513	—	307,263	210,900	210	35,778	934,664
Sean D. Major, Executive Vice President, General Counsel and Secretary	2023	626,923	—	2,111,813	1,040,000	2,320	89,144	3,870,200
	2022	550,000	500,000	1,750,161	747,450	2,813	56,285	3,606,709
	2021	571,154	—	1,302,074	470,250	2,063	64,718	2,410,259
Samir J. Serhan, Chief Operating Officer	2023	838,462	—	3,801,539	1,496,000	2,305	526,587	6,664,893
	2022	776,923	1,500,000	3,125,450	1,087,200	2,722	897,239	7,389,534
	2021	713,462	—	1,860,315	598,500	2,314	308,015	3,482,606
(1)	Fiscal 2023 reflects base salary increases for Dr. Serhan from $800,000 to $850,000 and for Ms. Schaeffer and Mr. Major from $550,000 to $650,000, in each case effective December 26, 2022.
(2)	This column includes discretionary bonuses paid to Mr. Major and Dr. Serhan in fiscal 2022, in connection with the contributions each provided to achieving the October 2021 financial closing of the first phase of the Jazan gasification project.
(3)	Amounts in this column represent the grant date fair value of RSUs and performance share awards granted in the fiscal year indicated, disregarding any estimate of forfeitures related to time-based vesting. Generally, the expense for these awards is recognized over the vesting or performance period unless the recipient is eligible for retirement and the award vests upon retirement, in which case the expense may be required to be recognized entirely in the year of grant. The valuation models and assumptions applicable to these grant date fair values are set forth in Note 20, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which was filed with the SEC on November 16, 2023. The amounts shown may not correspond to the actual value that will be realized by the executive officers. The grant date fair values of the performance shares are based upon the grant date probable outcomes of satisfying the performance conditions stipulated in the grants. The maximum grant date values of performance share grants are reflected in the table below. Maximum values use the NYSE closing stock price on the date of grant at the maximum calculated payout of 200% as well as the maximum discretion that could be applied of 15%. For additional information on awards made in fiscal 2023, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table on pages 47 and 48, respectively.

2024 PROXY STATEMENT	45

Fiscal 2023 Performance Shares Grant Date Values

Officer	Value Included ($)	Maximum Value ($)
Seifi Ghasemi	12,072,315	16,132,796
Melissa N. Schaeffer	1,991,051	2,660,734
Sean D. Major	1,493,037	1,995,215
Samir J. Serhan	2,687,869	3,591,924
(4)	Amounts in this column reflect Annual Incentive Plan awards. At their election, executive officers may defer awards received under this Plan.
(5)	Amounts in this column reflect interest considered to be above-market interest credited to each executive officer’s Deferred Compensation Plan balances. Interest is calculated for the Deferred Compensation Plan accounts using a Moody’s A-rated Corporate Bond Rate, which is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above-market interest, even though it is based on a market average for corporate bonds. Our current executive officers are not eligible to participate in our defined benefit pension plans and accordingly do not have changes in the value of such plans to report.
(6)	Amounts shown in this column for fiscal 2023 are detailed in the chart below.

Officer	Contributions Under Defined Contribution Plans ($)	Group Term Life Insurance Premiums ($)	International Assignments Policy(i) ($)	Perquisites or Personal Benefits(ii) ($)
Seifi Ghasemi	230,287	1,006	—	170,502
Melissa N. Schaeffer	72,390	77	—	—
Sean D. Major	78,907	1,548	—	8,689
Samir J. Serhan	106,183	1,548	416,070	2,786
(i)	Dr. Serhan was on an international business assignment during fiscal 2021, 2022 and 2023 in support of our operations and business development initiatives worldwide. In connection with this assignment, the Company’s standard International Assignment Policy provides reimbursement of expenses over and above those Dr. Serhan would have incurred if he had remained solely in the United States. For 2023 this amount includes a housing allowance of $114,306, a car lease of $72,129 and other miscellaneous items of $229,635.
(ii)

The amount reported in this column for Mr. Ghasemi reflects the incremental cost to the Company of providing Mr. Ghasemi a car and driver for occasional personal use of $25,860, including for occasional use by his spouse, and of providing Mr. Ghasemi personal use of corporate aircraft of $144,642. These benefits were provided to allow Mr. Ghasemi to focus on Company business and to mitigate security concerns. The incremental cost for the car and driver was calculated using the IRS mileage rate based on the variable costs of operating a vehicle. The variable cost rate is used rather than the standard business rate as the Company uses the car and driver for Company business, including to transport other passengers when not being used by Mr. Ghasemi, and would incur the fixed costs of operating the vehicle and employing the driver whether or not Mr. Ghasemi was provided the car and driver for commuting. In addition to the mileage rate, which includes trips to and from Mr. Ghasemi’s residence with no passengers, the amount calculated for use of the car and driver includes toll and overtime compensation and reimbursement for meals and lodging provided to the driver in connection with Mr. Ghasemi’s use. Mr. Ghasemi pays all taxes associated with personal use of the car and driver. The incremental cost of corporate aircraft is calculated using an hourly rate for each flight hour for variable operating costs (fuel and maintenance) plus flight-specific costs such as parking and landing fees and crew expenses. The valuation also includes these costs with respect to flights with no passengers that are associated with personal travel. Fixed costs such as pilot compensation and lease payments are not included as aircraft are primarily used for business purposes, and the Company would incur these costs regardless of an executive officer’s personal use of the aircraft. Guests traveled on certain of the flights reflected. Executive officers pay all taxes associated with their respective personal use of corporate aircraft. The amounts reported in this column for Dr. Serhan and Mr. Major reflect the cost of executive physicals that each received.

46

Fiscal 2023 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Officer	Award Type	Grant Date	Threshold	Target	Maximum	Threshold Target	Maximum
Seifi Ghasemi	Annual Incentive Plan		0	2,025,000	4,860,000
	Performance Shares	12/1/2022				0 24,047	51,701		12,072,315
	Restricted Stock Units	12/1/2022						16,031	5,002,313
Melissa N. Schaeffer	Annual Incentive Plan		0	585,000	1,404,000
	Performance Shares	12/1/2022				0 3,966	8,527		1,991,051
	Restricted Stock Units	12/1/2022						2,644	825,034
Sean D. Major	Annual Incentive Plan		0	650,000	1,560,000
	Performance Shares	12/1/2022				0 2,974	6,394		1,493,037
	Restricted Stock Units	12/1/2022						1,983	618,775
Samir J. Serhan	Annual Incentive Plan		0	935,000	2,244,000
	Performance Shares	12/1/2022				0 5,354	11,511		2,687,869
	Restricted Stock Units	12/1/2022						3,569	1,113,671

The Grants of Plan-Based Awards Table reports the dollar value of cash (non-equity) incentive awards and the number and value of equity awards granted to each executive officer during fiscal 2023. With regard to cash incentives, this table reports the range of potential value that could have been obtained by the executive officer; whereas the Summary Compensation Table reports the actual value realized for fiscal 2023. Equity amounts represent the grant date values of the awards determined under FASB ASC Topic 718 for purposes of financial statement reporting, which are based on probable outcomes.

Non-Equity Incentive Plan Awards — Annual Incentive Plan

Annual Incentive Plan awards are based on performance for the fiscal year. The Committee approves performance measures and payout schedules prior to or at the beginning of the fiscal year. Following the end of the fiscal year, the Committee determines the range of actual amounts that can be paid out under a formula that reflects the Company’s performance against the approved performance measures. Individual awards are determined by the Committee within the range based on individual performance. There is no minimum bonus under the terms of the Plan, so the threshold amount is shown as $0. For more information on fiscal 2023 targets and the award determination, see pages 37-38.

Equity Incentive Plan Awards — Performance Shares

The Equity Incentive Plan Awards reflected in the table are performance shares. Performance shares are deferred stock units whose payout is conditioned on the Company’s TSR percentile relative to the Peer Reference Group for grants made through fiscal 2021 and to the S&P 500 Index for grants made beginning in fiscal 2022. Deferred stock units are an award type provided under the Company’s Long-Term Incentive Plan that entitle the holder of each unit to the value of one share of Company stock and accumulated dividend equivalents upon satisfaction of performance and/or time-based vesting conditions. Dividend equivalents are paid in cash and equal the dividends that would have accrued on a share of Company stock from the grant date of a deferred stock unit until it is paid out. Dividend equivalents are not paid until the award is vested. No dividend equivalents are paid on units that are forfeited.

The performance shares reflected in the table have a three-year performance cycle that will be completed at the end of fiscal 2025. The number of performance shares that will be paid out is based on a schedule tied to the Company’s TSR percentile as described on page 39. Performance shares are generally forfeited if the executive officer voluntarily terminates employment during the performance period; however, if an executive officer's employment terminates due to death, disability or retirement one year or more after the grant date, he or she will receive a pro-rata portion of any performance share payout upon completion of the performance period. Upon a termination covered by the Executive Separation Program described on page 52, the terms of that Program regarding treatment of equity compensation will apply.

2024 PROXY STATEMENT	47

Other Stock Awards — RSUs

The Other Stock Awards reflected in the table are RSUs, which are deferred stock units that have time-based vesting conditions. The RSUs granted to the NEOs in fiscal 2023 will vest on the fourth anniversary of the grant date. If an executive officer’s employment terminates due to death, disability or retirement one year or more after the grant date, the units will vest. Pursuant to his Employment Agreement, Mr. Ghasemi’s RSUs will not be forfeited and will continue to vest if he is terminated at any time due to death or disability, voluntarily for “good reason”, by the Company without “cause” or at the conclusion of his Employment Agreement. (See page 52 for the definitions of these terms under his Employment Agreement.) If another executive officer’s employment termination is covered by the Executive Separation Program described on page 52, the terms of that Program regarding treatment of equity compensation will apply.

Outstanding Equity Awards at 2023 Fiscal Year-End Table

	Option Awards(1)					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that have not Vested (#)(2)	Market Value of Shares or Units of Stock held that have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Officer		Exercisable	Unexercisable
Seifi Ghasemi						63,784	18,076,385	99,609	28,229,190
	7/1/2014	165,235	0	120.69	6/28/2024
	12/1/2014	43,358	0	134.54	12/1/2024
Melissa N. Schaeffer						4,970	1,408,498	13,751	3,897,033
Sean D. Major						8,273	2,344,568	12,491	3,539,949
Samir J. Serhan						12,727	3,606,832	22,398	6,347,593
(1)	Grant dates for all stock options are shown in the first column. All stock options have an exercise price equal to the closing market value on the grant date and became exercisable in three consecutive, equal installments on the first, second and third anniversary of the grant date. They generally remain exercisable until 10 years after the grant date; however, except as described below, exercisable options generally expire 90 days after a voluntary termination of employment. Options granted more than one year prior to an executive officer’s termination due to death, disability or retirement continue to become and remain exercisable for their full term. If an executive officer’s termination is covered by the Executive Separation Program described on page 52, the terms of that Program regarding treatment of equity compensation will apply. Mr. Ghasemi’s Employment Agreement provides that, upon his death, disability, involuntary termination without “cause”, voluntary termination for “good reason” or the conclusion of the term of his Employment Agreement, his options will not terminate but will continue to become and be exercisable through the end of their term. (See page 52 for the definition of these terms under his Employment Agreement). Stock options are subject to special vesting rules upon a change in control of the Company as described on pages 54-55.
(2)	This column reflects unvested RSUs which, upon vesting, entitle the holder to a share of Company common stock and dividend equivalents accumulated since the date of grant. This column reflects four-year RSUs granted to executive officers on December 2, 2019, December 1, 2020, December 1, 2021 and December 1, 2022. All RSUs are subject to special vesting rules for terminations covered by the Executive Separation Program described on page 52 or upon a change in control as described on pages 54-55.
(i) Unvested RSUs granted in fiscal 2020, 2021, 2022 and 2023 are as follows:
Officer	FY20	FY21	FY22	FY23	Total
Seifi Ghasemi	16,820	16,078	14,855	16,031	63,784
Melissa N. Schaeffer	223	483	1,620	2,644	4,970
Sean D. Major	2,354	2,046	1,890	1,983	8,273
Samir J. Serhan	2,859	2,923	3,376	3,569	12,727
(3)	These amounts are based on the 2023 fiscal year-end NYSE closing stock price of $283.40.
(4)	This column reflects performance shares granted in fiscal 2021, fiscal 2022 and fiscal 2023. The payout of these shares is conditioned upon performance during three-year cycles ending on September 30, 2023, September 30, 2024 and September 30, 2025, respectively. The awards will be paid following the end of the relevant performance period as indicated in the chart below. The fiscal 2021 award was scored below threshold performance resulting in no payout. The dollar values and share counts for fiscal 2022 and fiscal 2023 awards are shown in the Outstanding Equity Awards Table at 215% (maximum) payout levels, based on the Company’s current total shareholder return percentile rank compared to the S&P 500 Index for their respective performance periods.

48

	Fiscal 2021-2023 Unearned Performance Shares at End of Performance Period
Officer	09/30/2023	09/30/2024	09/30/2025
Seifi Ghasemi	0	47,908	51,701
Melissa N. Schaeffer	0	5,224	8,526
Sean D. Major	0	6,097	6,394
Samir J. Serhan	0	10,887	11,511

Fiscal 2023 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Seifi Ghasemi	—	—	28,916	9,126,802
Melissa N. Schaeffer	—	—	352	111,101
Sean D. Major	—	—	3,043	960,418
Samir J. Serhan	—	—	4,915	1,551,329
(1)	The shares in this column include RSUs granted to all executive officers in fiscal 2019 that vested in December 2022 and performance shares granted to all executive officers in fiscal 2020 that vested in December 2022.
(2)	The following dividend equivalents were paid on the shares acquired but are not included in the Value Realized on Vesting:
Officer	Dividend Equivalents Paid ($)
Seifi Ghasemi	617,660
Melissa N. Schaeffer	7,501
Sean D. Major	64,397
Samir J. Serhan	104,988

Fiscal 2023 Nonqualified Deferred Compensation Table

Amounts shown in this table are provided under the Company’s nonqualified Deferred Compensation Plan.

Officer	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Seifi Ghasemi	—	203,887	98,693	—	2,042,300
Melissa N. Schaeffer	—	45,990	3,975	—	95,019
Sean D. Major	15,000	52,219	19,853	—	424,484
Samir J. Serhan	—	79,783	19,863	—	425,100
(1)	Amounts reported in this column were voluntary deferrals of base salary. These amounts also are reported in the Summary Compensation Table.
(2)	Mr. Ghasemi, Ms. Schaeffer, Mr. Major and Dr. Serhan receive a Company contribution credit of their Annual Incentive Plan awards because they receive their primary retirement benefit under the Company’s defined contribution RSP rather than our defined benefit pension plans. Amounts reported in this column are also reported in the Summary Compensation Table.
(3)	A portion of the earnings reflected in this column are reported in the Summary Compensation Table as above-market interest, as described in footnote 5 to such table.
(4)	The following portion of these accumulated balances has been previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

2024 PROXY STATEMENT	49

Officer	Amount Previously Reported ($)
Seifi Ghasemi	1,542,191
Melissa N. Schaeffer	25,026
Sean D. Major	316,303
Samir J. Serhan	302,466

The Company provides the tax-qualified RSP to all U.S.-based salaried and certain hourly employees of the Company. Currently, U.S. tax laws limit the amounts that may be contributed to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the RSP. The Deferred Compensation Plan was amended and restated effective January 1, 2018 to “unlink” the RSP from the Deferred Compensation Plan. Prior to January 1, 2018, elective deferrals to the RSP in excess of the U.S. tax law limits would automatically be deferred into the Deferred Compensation Plan. Effective January 1, 2018, once a participant reaches the U.S. tax law limits in the RSP for elective deferrals such deferrals cease and are not contributed to the Deferred Compensation Plan; rather, Deferred Compensation Plan participants may make a separate deferral election prior to the relevant calendar year to defer amounts of base salary into the Deferred Compensation Plan. The Deferred Compensation Plan is intended to permit participants to defer an amount of base salary and to make up, out of general assets of the Company, an amount substantially equal to certain benefits an employee did not receive under the RSP due to these limits. U.S. employees who participate in the Annual Incentive Plan, including all executive officers, are eligible to participate in the Deferred Compensation Plan. Participants can elect to defer up to 50% of base salary on a before-tax basis and up to 75% of Annual Incentive Plan awards.

The Deferred Compensation Plan provides for a Company matching credit for participants in the RSP, including all executive officers, whose Company matching contribution in the RSP is limited by the U.S. tax law limitations. The Deferred Compensation Plan provides for a Company core credit on base salary when such core contribution in the RSP is limited by U.S. tax law limitations and on Annual Incentive Plan awards for employees, including our executive officers, who receive their primary retirement benefit under the RSP.

Participants may elect to have their Deferred Compensation Plan balances earn interest at a corporate bond rate or be deemed to be invested in Company stock and earn dividend equivalents and market appreciation on the stock. If a participant chooses the Company stock alternative, his or her account balance will be distributed in shares of Company stock except for dividend equivalents that are distributed in cash.

Participants can elect to receive payments of their Deferred Compensation Plan balances in service or in lump sum or in one to 10 equal annual installments following termination from service. The executive officers and certain other executives cannot commence distribution until six months following termination to comply with tax laws.

50

Potential Payments Upon Termination

Potential payments to executive officers upon termination vary depending on the exact nature of the termination and, generally, whether the executive officer is retirement eligible at the time of the termination. Retirement eligibility for U.S. employees, including the executive officers except Mr. Ghasemi, generally occurs upon the attainment of age 55 after completing at least five years of service with the Company. Mr. Ghasemi’s Employment Agreement provides that he is eligible for retirement treatment under all equity, equity derivative and incentive awards after three years of employment with the Company. Accordingly, he became eligible for retirement on July 1, 2017. The following discussion explains potential payments to the executive officers under various termination scenarios.

Voluntary Termination Other Than Retirement

A voluntary termination by Mr. Ghasemi, Mr. Major and Dr. Serhan is regarded as a retirement, as discussed below. If Ms. Schaeffer voluntarily terminated employment with the Company prior to retirement eligibility, like all salaried employees of the Company, she would receive any unpaid salary and accrued vacation, vested RSP balances and nonqualified deferred compensation shown in the table above and the earnings thereon. Executive officers generally must remain employed until the last day of the fiscal year to receive an Annual Incentive Plan award for the fiscal year.

However, if an executive officer is retirement eligible, upon voluntary termination his or her bonus would be prorated at the discretion of the Committee. If an executive officer voluntarily terminates, he or she would forfeit any Annual Incentive Plan award for the fiscal year of termination unless the termination is on the last day of such fiscal year. If an executive officer voluntarily terminated on September 30, 2023, he or she would have been eligible for a fiscal 2023 Annual Incentive Plan award in an amount, if any, determined by the Committee in its discretion.

Most outstanding awards under the Long-Term Incentive Plan would be forfeited upon a voluntary termination prior to retirement eligibility, including all unexercisable stock options, all RSUs and all performance shares, whether or not earned. Exercisable stock options would continue to be exercisable for 90 days following termination and then, if unexercised, would be forfeited.

Retirement

Upon retirement, executive officers are entitled to unpaid salary and accrued vacation, vested RSP balances and deferred compensation described above, on the same terms as for all salaried employees meeting age and service conditions. Retiring executive officers may also receive, at the discretion of the Committee, an Annual Incentive Plan award for the year of retirement. In addition, like all Long-Term Incentive Plan participants, they receive the following treatment of their outstanding long-term incentive awards:

●	all outstanding stock options that were granted one year or more prior to retirement will continue to be and become exercisable in accordance with the normal schedule as if the executive officer remained employed and will be exercisable for the normal term;
●	RSUs awarded at least one year prior to retirement will vest immediately upon retirement and RSUs granted less than one year prior to retirement are forfeited; and
●	all earned performance shares and dividend equivalents thereon will be paid on the normal schedule. A pro-rata portion of unearned performance shares awarded at least one year prior to retirement and associated dividend equivalents will be paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met. Performance shares awarded less than one year prior to retirement are forfeited.

The table below shows the value of the outstanding long-term incentive awards of Mr. Ghasemi, Mr. Major and Dr. Serhan that would have vested had they retired as of September 30, 2023 and the value of awards that would have been forfeited. Amounts are based on the closing price of a share of Company stock as of September 30, 2023. Ms. Schaeffer was not eligible for retirement on September 30, 2023.

Officer	Unvested Stock Options ($)	Restricted Stock ($)	Restricted Stock Units ($)	Performance Shares(1) ($)	Value of Awards Forfeited ($)
Seifi Ghasemi	—	—	14,360,657	4,380,541	13,753,575
Sean D. Major	—	—	1,892,685	557,520	1,708,954
Samir J. Serhan	—	—	2,749,088	974,044	3,034,073
(1)	Actual payout amounts are shown for Performance Shares granted in fiscal 2021 (0%). Fiscal 2022 and fiscal 2023 Performance Shares are shown at the target payout level. Amounts include accumulated dividend equivalents. The fiscal 2023 grant and a prorated portion of the fiscal 2022 grant would be forfeited.

2024 PROXY STATEMENT	51

Executive Separation Program

The Committee established the Executive Separation Program (the “Separation Program”) to facilitate changes in the leadership team and recruiting of senior executives. All the executive officers participate in the Separation Program. An executive officer becomes eligible for program benefits upon involuntary termination of employment other than for “cause” or upon voluntary termination for “good reason.” A termination for “cause” occurs upon the executive officer’s failure to substantially perform his or her duties, willful misconduct, certain illegal acts, insubordination, dishonesty or violation of the Code of Conduct. “Good reason” includes:

●	a material adverse change in the executive officer’s position, material diminution of duties or authority or assignment of duties or responsibilities inconsistent with his or her status;
●	a decrease in the executive officer’s salary or a material reduction in benefits or annual incentive compensation opportunities if not similarly applied to other highly compensated employees; or
●	a relocation of the executive officer’s principal workplace by more than 50 miles from its existing location.

Benefits under the Separation Program are contingent upon the executive officer’s continuing to perform the duties typically related to his or her position (or such other position as the Board reasonably requests) until termination and assistance in the identification, recruitment and transitioning of his or her successor. The executive officer also is required to sign a general release of claims against the Company and a two-year noncompetition, nonsolicitation and nondisparagement agreement. If all these requirements are met, the executive officer is entitled to cash benefits as follows:

●	a cash severance payment equal to the sum of the executive officer’s annual base salary and target bonus for the fiscal year in which the termination of employment occurs, provided that in the case of Mr. Ghasemi, the cash severance will be two times such amount;
●	a bonus for the year of termination equal to a pro-rata portion of the executive officer’s target bonus multiplied by the Annual Incentive Plan payout factor for the fiscal year in which the termination of employment occurs;
●	outplacement assistance; and
●	for the executive officers who receive their primary retirement benefit under the RSP, a cash payment equal to the additional (nonmatching) contributions and credits each would have received under the RSP and the Deferred Compensation Plan, in the case of Mr. Ghasemi, had he remained employed an additional two years and, in the cases of Mr. Major, Dr. Serhan and Ms. Schaeffer, had he or she remained employed an additional year, assuming in each case that base salary remained the same and the Annual Incentive Plan award was the higher of his or her most recent award or the average of the last three awards.

Noncash benefits are also provided or maintained under the Separation Program as follows:

●	The Company pays the cost of continued coverage under the Company’s medical and dental plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for executive officers and their dependents for one year following termination. Nonretirement eligible executive officers forfeit unvested stock options. Their vested options remain in effect for the normal term. Retirement provisions described above apply to the stock options of retirement eligible executive officers.
●	A pro-rata portion of four-year vesting RSUs and recruiting and retention grants of RSUs vest. The remaining RSUs are forfeited. However, retirement provisions described above apply to outstanding RSUs held by retirement eligible executive officers if more favorable.
●	A pro-rata portion of unearned performance shares based on actual performance at the end of the performance period vest and are paid at the end of the performance period and the remainder are forfeited. The unforfeited shares are paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met.

Mr. Ghasemi’s Employment Agreement

In addition to the Separation Program, Mr. Ghasemi’s Employment Agreement provides that, upon his termination by the Company other than for “cause” or his voluntary termination for “good reason”, his long-term incentive awards will continue to vest as if he remained employed. For purposes of the Employment Agreement, “cause” is Mr. Ghasemi’s willful failure to substantially perform his duties after a demand for substantial performance is delivered, willful misconduct that has caused or would reasonably be expected to result in a material injury to the Company, criminal conviction of (or a plea of nolo contendere) to a crime that constitutes a felony, repeated acts of insubordination, an act of dishonesty inconsistent with his position or a material violation of the Code of Conduct. Mr. Ghasemi has the right to resign for “good reason” under the Agreement if: there is a material adverse change in his position or office; a decrease in his salary, benefits or incentive compensation if not applied to other highly compensated employees; or a relocation of his principal workplace by more than 50 miles from its existing location. The Employment Agreement amended and restated

52

Mr. Ghasemi’s prior employment agreement to extend the term of the Employment Agreement from September 30, 2025 to September 30, 2028. Commencing September 30, 2024 and on each anniversary thereof, the term of the Employment Agreement will automatically be extended by one year, unless either party provides notice of non-renewal at least 30 days prior to the applicable renewal date or the Employment Agreement is otherwise terminated by either party pursuant to its terms.

Estimated Payments on Severance as of September 30, 2023

The table below shows estimated cash payments that would have been made to each executive officer upon an involuntary termination on September 30, 2023 covered under the Separation Program and, in the case of Mr. Ghasemi, the Employment Agreement, and the estimated value of long-term incentive awards that would have vested under the Separation Program upon termination.

					Long-Term Incentive Plan
Officer	Severance Benefit ($)	Pro-rata Bonus ($)	Retirement Plan Payment(1) ($)	Benefits(2) ($)	Stock Options ($)	Restricted Stock ($)	Restricted Stock Units(3) ($)	Performance Shares(4) ($)
Seifi Ghasemi(5)	6,750,000	3,240,000	495,872	33,098	—	—	4,625,264	9,128,311
Melissa N. Schaeffer	1,235,000	936,000	63,644	45,561	—	—	546,132	859,129
Sean D. Major(5)	1,300,000	1,040,000	69,873	42,378	—	—	119,195	286,019
Samir J. Serhan(5)	1,785,000	1,496,000	96,860	34,079	—	—	214,527	505,775
(1)	Includes payment in lieu of Company contributions and credits under the RSP and Deferred Compensation Plan for Mr. Ghasemi, Ms. Schaeffer, Mr. Major and Dr. Serhan.
(2)	Includes the value of outplacement benefits estimated based on current arrangements for these services and the cost of COBRA payments for the Company’s medical and dental plans.
(3)	These amounts reflect the value of RSUs, such as four-year RSUs and special recruiting and retention grants, and dividend equivalents thereon.
(4)	Performance shares are reflected at the actual payout level (0%) for fiscal 2021 grants and at target payout level for fiscal 2022 and fiscal 2023 grants. Amounts include accumulated dividend equivalents.
(5)	Values of the long-term incentive awards of Mr. Ghasemi, Mr. Major and Dr. Serhan that would have vested upon their voluntary termination due to retirement eligibility are not shown.

Termination for Cause

Upon involuntary termination for “cause” (as such term is defined on page 52), executive officers receive only unpaid salary, accrued vacation and deferred compensation.

Termination Due to Death or Disability

Upon termination due to death or disability of an executive officer, in addition to insurance, continuation of medical benefits and other benefits provided to all salaried employees and their families to help with these circumstances, the Long-Term Incentive Plan has provisions that provide continued vesting or accelerated payout of equity awards as follows:

●	All stock options that have been outstanding for at least a year at the time of termination continue to be and become exercisable on the normal schedule as if the employee had remained employed. All other stock options are forfeited.
●	All earned but deferred performance shares, all career-vesting deferred stock units and retention and recruiting grants of deferred stock units outstanding more than one year are paid out.
●	A prorated portion of unearned performance shares outstanding for at least one year continues to earn out and be payable as if the employee had remained employed. All other unearned performance shares are forfeited.
●	Executive officers or their beneficiaries may also receive an Annual Incentive Plan award at the discretion of the Committee.

In addition, Mr. Ghasemi’s Employment Agreement provides that upon his termination of employment due to death or disability, his Long-Term Incentive Plan awards will continue to vest as if he remained employed and he will receive a prorated Annual Incentive Plan bonus.

2024 PROXY STATEMENT	53

Change in Control Arrangements

The Company provides individual change in control severance agreements for all of the executive officers. For purposes of the agreements, a change in control occurs upon a 30% stock acquisition by a person not controlled by the Company, a greater than 50% change in membership on the Board during any two-year period unless approved by two-thirds of directors still in office who were directors at the beginning of the period, consummation of a business reorganization, merger, consolidation or other corporate transaction that results in the Company’s shareholders owning less than 50% of the surviving entity, or shareholder approval of a plan of liquidation or sale of substantially all of the Company’s assets.

The severance agreements give each executive officer specific rights and certain benefits if, within two years after a change in control, his or her employment is terminated by the Company without “cause” or he or she terminates employment for “good reason” (as each term is described below). In such circumstances the executive officer would be entitled to:

●	a cash severance payment equal to two (three for Mr. Ghasemi) times the sum of annual base salary and target bonus under the Annual Incentive Plan;
●	a cash payment of a pro-rata target bonus for the year;
●	a cash payment equal to two (three for Mr. Ghasemi) times the value for the most recent fiscal year of the Company’s matching contributions and/or credits for the executive officer under the RSP and the Deferred Compensation Plan;
●	for each of Mr. Ghasemi, Ms. Schaeffer, Mr. Major and Dr. Serhan, a cash payment equal to the additional primary retirement benefit contributions and credits he would have received under the RSP and the Deferred Compensation Plan, respectively, in the case of Mr. Ghasemi, had he remained employed for an additional three years and, in the case of Ms. Schaeffer, Mr. Major and Dr. Serhan, two years, in each case at the same base salary and the higher of the executive officer’s most recent Annual Incentive Plan award or the average such award for the three full fiscal years preceding the change in control;
●	continuation of medical, dental, health and accident disability and life insurance benefits for a period of up to two years (three years in the case of Mr. Ghasemi) and provision of outplacement services and certain legal fees; and
●	indemnification if he or she becomes involved in litigation because he is a party to the agreement.

The payments referenced in the first, third, fourth and fifth bullets above will be reduced each month on a pro-rated basis when the NEO, other than Mr. Ghasemi, is between the ages of 63 and 65.

A termination for “cause” occurs under the agreements upon the executive officer’s continued willful failure to perform duties or willful misconduct. “Good reason” includes:

●	a material adverse change in the executive officer’s position;
●	a decrease in the executive officer’s salary, benefits or incentive compensation if not applied to other highly compensated employees; or
●	relocation of the executive officer’s principal workplace by more than 50 miles from its existing location.

The table below shows amounts that would be payable under the change in control severance agreements if the executive officer had been terminated on September 30, 2023 following a change in control.

Officer	Severance Payment ($)	Pro-rata Bonus ($)	Matching Contribution Payment ($)	Retirement Plan Payment(1) ($)	Outplacement/ Financial ($)	Benefits(2) ($)
Seifi Ghasemi	10,154,700	3,240,000	—	760,337	14,500	40,815
Melissa N. Schaeffer	2,489,800	936,000	—	127,288	14,500	51,494
Sean D. Major	2,620,377	650,000	—	139,746	14,500	48,965
Samir J. Serhan	3,589,800	935,000	—	193,720	14,500	32,480
(1)	Includes payments in lieu of Company core contributions and credits under the RSP and Deferred Compensation Plan for Mr. Ghasemi, Ms. Schaeffer, Mr. Major and Dr. Serhan.
(2)	Includes continuation of medical, dental, disability, accident and life insurance benefits.

In addition to the change in control severance agreements, the Company’s Long-Term Incentive Plan provides change in control protection for all participants. Awards will not automatically vest on an accelerated basis as a result of a change in control if they are replaced by the surviving entity. For these provisions to apply: the replacement awards must be issued by a publicly listed company and preserve the value of, and be on terms as favorable as, the existing award; performance-conditioned awards must be replaced by time-based vesting awards; and the replacement awards must provide that if

54

the participant is terminated without “cause” or voluntarily terminates for “good reason” within 24 months following the change in control, the awards will vest immediately upon termination. The Long-Term Incentive Plan also provides that, pursuant to an agreement associated with a change in control or in the discretion of the Board or an appropriate committee thereof, awards may be settled for cash at the change in control price.

Long-Term Incentive Plan awards granted in fiscal 2015 or later would not automatically vest upon a change in control but would vest upon a termination of the executive officer by the Company without “cause” or a voluntary termination by the executive officer for “good reason” within 24 months of the change in control. The table below shows the estimated value of long-term incentive awards that would have vested upon an eligible termination on September 30, 2023 following a change in control. These acceleration provisions apply to all Long-Term Incentive Plan participants. In the case of Mr. Ghasemi, Mr. Major and Dr. Serhan, most of these amounts would have vested on voluntary termination, but payment or lapse of restrictions could be accelerated upon a change in control. For Ms. Schaeffer, most of the amounts shown would become vested or payable if her active employment continued without a change in control, but payment and lapse of restrictions would be accelerated upon a change in control.

Officer	Estimated Value ($)
Seifi Ghasemi	32,494,772
Melissa N. Schaeffer	3,314,845
Sean D. Major	4,159,158
Samir J. Serhan	6,757,204

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulation, we are providing the following information about the ratio of the annual total compensation of the median Air Products employee and the annual total compensation of our CEO, Seifi Ghasemi, as of our fiscal year-end, September 30, 2023.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, using methodologies, reasonable assumptions and adjustments as described below.

●	The median employee annual total compensation was $66,355.
●	The annual total compensation of our CEO, as reported in the Summary Compensation Table of this proxy statement was $22,078,099.
●	Based on this information, the estimated ratio of annual total compensation of Mr. Ghasemi, our CEO, to the annual total compensation of our median employee was 333 to 1.

Our total employee population as of September 30, 2023 consisted of approximately 23,000 employees, including 6,000 U.S. employees and 17,000 non-U.S. employees. We employed the de minimis exemption to exclude 22 employees in the following countries: Algeria (5), Romania (1) and Ukraine (16).

To identify the median employee from our employee population, we used annual base salary as our consistently applied compensation measure. For hourly employees, annual salary was estimated by multiplying the hourly rate by the scheduled work hours for each work location.

After identifying the median employee, the Company calculated annual total compensation for both the median employee and CEO in accordance with SEC rules to determine the pay ratio.

Under the SEC’s rules and guidance, companies are allowed to adopt numerous ways to identify the median employee. In addition, other companies have different employee demographics and compensation and benefit practices. As a result, CEO pay ratios reported by other companies may vary significantly and are likely not comparable to our CEO pay ratio.

2024 PROXY STATEMENT	55

Pay Versus Performance

2023 Pay Versus Performance Table and Supporting Narrative

As required by pay versus performance rules adopted by the SEC on August 25, 2022 and in effect for the first time for this proxy statement, the below Pay Versus Performance table (“PVP Table”) provides information about compensation for the NEOs identified in this proxy statement, as well as those identified in the proxy statements for our 2023 and 2022 annual meetings (each of the years covered being referred to herein as a “Covered Year”). The PVP Table also provides information about the results for certain financial performance measures during those same Covered Years.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO($)(1)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Adjusted EPS(4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2023	$22,078,099	$27,912,002	$4,995,664	$5,633,777	$102	$131	$2,339	$11.51
2022	$18,483,105	$15,443,505	$4,591,162	$4,098,471	$82	$111	$2,267	$10.41
2021	$13,819,010	($8,914,361)	$3,262,282	($577,492)	$88	$126	$2,115	$9.02
(1)	Reflects compensation for our Chief Executive Officer, Seifi Ghasemi, who served as our Principal Executive Officer (“PEO”) in 2023, 2022 and 2021.
(2)	Reflects compensation for Sean Major, Melissa Schaeffer and Samir Serhan in 2023 and 2022 and Scott Crocco, Sean Major, Melissa Schaeffer and Samir Serhan in 2021, as shown in the Summary Compensation Table for each respective year.
(3)	The peer group used for TSR comparisons reflects the S&P 500 Materials Sector Index (the “S&P 500 Materials Sector”), which is the same industry index shown in the performance graph comparing cumulative shareholder returns in the Company’s Annual Report on Form 10-K for each of the years reflected in the PVP Table.
(4)	Adjusted diluted earnings per share (“Adjusted EPS”) is our company-selected measure. Adjusted EPS is a non-GAAP financial measure. Refer to Appendix A for a reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure, diluted earnings per share from continuing operations for 2023. Adjusted EPS was calculated in the same manner in fiscal 2022 and fiscal 2021, except our calculation of Adjusted EPS in fiscal 2023 began excluding the impact of non-service related components of net periodic benefit/ cost for our defined benefit pension plans. Appendix A includes a discussion of this adjustment. For a reconciliation of Adjusted EPS for fiscal 2022 and fiscal 2021 as reported in this table and utilized for compensation decisions made with respect to fiscal 2022 and fiscal 2021 performance, refer to page 36 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

To calculate “compensation actually paid” for our CEO and other NEOs the following adjustments were made to Summary Compensation Table total pay.

	PEO			Other NEO Average
Adjustments	2023	2022	2021	2023	2022	2021
Summary Compensation Table Total	$22,078,099	$18,483,105	$13,819,010	$4,995,664	$4,591,162	$3,262,282
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	($17,074,629)	($13,752,750)	($10,232,039)	($2,909,812)	($2,125,128)	($1,262,676)
Addition of fair value at fiscal year (“FY”) end, of equity awards granted during the FY that remained outstanding and unvested at FY end	$15,061,584	$10,961,450	$6,826,317	$2,566,755	$1,693,804	$578,696
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	$0	$0	$0	$0	$0	$0

56

	PEO			Other NEO Average
Adjustments	2023	2022	2021	2023	2022	2021
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding and unvested at FY end	$3,881,849	($5,603,918)	($19,345,044)	$591,572	($603,676)	($2,186,256)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	$3,359,114	$4,007,179	($1,279,450)	$332,320	$404,294	($153,997)
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions during FY	$0	$0	$0	$0	$0	($176,289)
Addition in respect of any dividends or other earnings paid during applicable FY prior to vesting date of underlying award	$617,660	$1,363,486	$1,310,756	$58,962	$139,969	$139,833
Deduction for values reported in the “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	($11,675)	($15,047)	($13,911)	($1,683)	($1,955)	($851,958)
Addition for the Service Cost for pension plans attributable to services rendered during the FY	$0	$0	$0	$0	$0	$72,874
Compensation Actually Paid	$27,912,002	$15,443,505	($8,914,361)	$5,633,777	$4,098,471	($577,492)

The fair value of performance shares subject to market-based performance measures have been calculated at each valuation date using a Monte Carlo simulation model. The assumptions used to calculate the grant date fair values were updated at each valuation date to reflect the then-current value of each variable.

2024 PROXY STATEMENT	57

Graphical Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results

SEC rules require that comparisons be made between certain columns in the PVP Table. Pursuant to such rules, comparisons can be made graphically without further narrative description. Therefore, the following charts show the relationships between the Company's cumulative TSR, the cumulative TSR for the S&P 500 Materials Sector reflected in the PVP Table, and Mr. Ghasemi’s compensation actually paid (“CAP”) or Other NEO CAP, as applicable.

Relationship of PEO CAP to Total Shareholder Return

Relationship of Other NEO CAP to Total Shareholder Return

Indexed Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($mm)
$6
$5
$4
$3
$2
$1
$0
-$1
2020
2021
2022
2023
CAP - Other NEOs
APD TSR
S&P 500 Materials Sector TSR

58

The following charts show the relationships between GAAP net income and Mr. Ghasemi’s CAP or Other NEO CAP, as applicable.

Relationship of PEO CAP to Company U.S. GAAP Net Income

$2,400
$2,350
$2,300
$2,250
$2,200
$2,150
$2,100
$2,050
$2,000
Net Income ($mm)
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
Compensation Actually Paid ($mm)
2021
2022
2023
CAP - PEO
Net Income

Relationship of Other NEO CAP to Company U.S. GAAP Net Income

$2,400
$2,350
$2,300
$2,250
$2,200
$2,150
$2,100
$2,050
$2,000
Net Income ($mm)
$10
$8
$6
$4
$2
$0
$-2
Compensation Actually Paid ($mm)
2021
2022
2023
CAP - Other NEOs
Net Income

2024 PROXY STATEMENT	59

The following charts show the relationships between Adjusted EPS and Mr. Ghasemi’s CAP or Other NEO CAP, as applicable.

Relationship of PEO CAP to Adjusted EPS

Relationship of Other NEO CAP to Adjusted EPS

Tabular List of Company Performance Measures

The following table provides what we believe are the most important performance measures (including Adjusted EPS) we used to link compensation actually paid for our PEO and Other NEOs for 2023 to our performance. Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion & Analysis.

Performance Measures
Adjusted EPS
Relative total shareholder return
Environmental, social and governance performance

60

PROPOSAL 3
Ratification of Appointment of Independent Auditors
The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Finance Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024. The Board concurs with the appointment of Deloitte and, as a matter of good corporate governance, requests that our shareholders ratify the appointment of Deloitte even though ratification is not legally required.
	The Audit and Finance Committee has appointed Deloitte as our independent registered public accounting firm for fiscal 2024. The Board believes that the engagement of Deloitte as our independent registered public accounting firm for fiscal 2024 is in the best interests of the Company.	The Board recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2024.

Ratification of Independent Registered Public Accounting Firm

Deloitte has served as our auditor since fiscal 2019 and recently completed its audit for the year ended September 30, 2023. The Audit and Finance Committee has appointed Deloitte as our independent registered public accounting firm for our fiscal year ending September 30, 2024. The Board believes that the engagement of Deloitte as the Company’s independent registered public accounting firm for fiscal 2024 is in the best interests of the Company and has recommended that our shareholders ratify the Audit and Finance Committee’s appointment. If shareholders do not ratify this appointment, the Audit and Finance Committee will consider such vote a recommendation to consider the appointment of another public accounting firm for the fiscal year ending September 30, 2025.

We have been advised by Deloitte that it will have a representative present at the Annual Meeting. Deloitte’s representative will have the ability to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Based on its evaluation, the Audit and Finance Committee believes the appointment of Deloitte is in the best interests of the Company. The Board concurs and requests that our shareholders ratify the appointment of Deloitte as the independent registered public accounting firm for fiscal 2024.

Fees of Independent Registered Public Accounting Firm

Consistent with the Audit and Finance Committee’s responsibility for engaging the Company’s independent registered public accounting firm, all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm require preapproval by the Audit and Finance Committee. The Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first regular quarterly meeting of the fiscal year. The Committee Chair has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will cause the budget established for the type of service at issue to be exceeded by more than 10%. Services approved by the Chair are communicated to the Committee at its next regular quarterly meeting, and the Committee reviews actual and forecasted services and fees for the fiscal year at each such meeting. During fiscal 2023, all services performed by the independent registered public accounting firm were preapproved.

2024 PROXY STATEMENT	61

Fees paid to Deloitte in fiscal 2023 and in fiscal 2022 consisted of the following amounts (in millions) for each category of services set forth below:

Fees	Deloitte Fees 2022 ($)	Deloitte Fees 2023 ($)
Audit Fees	8.7	9.6
Audit-related Fees	0.6	0.6
Tax Fees	—	—
All Other Fees	—	—
Total Fees	9.3	10.2

Audit fees are fees for those professional services rendered in connection with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the PCAOB and in connection with statutory audits in foreign jurisdictions. Audit-related services consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance and consultation on financial accounting and reporting standards. Tax fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals and consulting on tax reform matters.

Audit and Finance Committee Report

The Audit and Finance Committee provides oversight of the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with United States generally accepted accounting principles.

In fulfilling its responsibilities, the Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 with the Company’s management and Deloitte. The Committee has discussed with Deloitte the matters that are required to be discussed under PCAOB standards governing communications with audit committees, including the scope of Deloitte’s audit, the Company’s critical accounting policies and estimates, new accounting guidance and the critical audit matters addressed during the audit. Deloitte has provided to the Committee the written disclosures and the letter concerning independence required by applicable requirements of the PCAOB regarding independent registered public accounting firm communications with the Audit and Finance Committee, and the Committee has discussed with Deloitte the firm’s independence.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Audit and Finance Committee*

Matthew H. Paull, Chair
Charles Cogut
David H.Y. Ho
Wayne T. Smith

*	Jessica Trocchi Graziano was elected as a director and appointed to the Audit and Finance Committee effective December 1, 2023, following the Committee’s approval of this report and the Company’s filling of its Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

62

Persons Owning More than 5% of Air Products Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
The Vanguard Group (“Vanguard”)(2) 100 Vanguard Boulevard Malvern, PA 19355	20,763,782	9.34%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	14,490,015	6.52%
State Farm Mutual Automobile Insurance Company (“State Farm”)(4) One State Farm Plaza Bloomington, IL 61710	14,110,950	6.35%
(1)	Calculated based on 222,207,726 shares of common stock outstanding as of October 31, 2023.
(2)	As reported in Amendment No. 12 to its Schedule 13G filed with the SEC on February 9, 2023, Vanguard has shared voting power over 308,380 shares, sole power to direct the disposition of 19,823,523 shares and shared power to direct the disposition of 940,259 shares.
(3)	As reported in Amendment No. 1 to its Schedule 13G filed with the SEC on February 1, 2023, BlackRock, Inc. has sole voting power over 13,116,869 shares and sole power to direct the disposition of 14,490,015 shares.
(4)	As reported on its Amendment No. 33 to its Schedule 13G filed with the SEC on January 31, 2023, in the aggregate, entities affiliated with State Farm have sole voting power over 12,956,300 shares, shared voting power over 1,154,650 shares, sole power to direct the disposition of 12,956,300 shares and shared power to direct the disposition of 1,154,650 shares.

2024 PROXY STATEMENT	63

Air Products Stock Beneficially Owned by Officers and Directors

The table below shows the number of shares of common stock beneficially owned as of October 31, 2023 by each member of the Board and each NEO as well as the number of shares owned by the directors and executive officers as a group. None of the directors or executive officers own 1% or more of the Company’s common stock, individually or in the aggregate.

Director Deferrals
As indicated in footnote 3 to the following table, three of our directors, Ms. Calaway, Mr. Ghasemi and Mr. Paull, hold deferred stock units that are not reflected in this table because they have elected for such units to be settled more than 60 days following completion of Board service and, as a result, the shares of common stock underlying such units are not considered beneficially owned under SEC rules. Because deferred stock units confer the same economic rights as direct ownership of shares of our common stock, ownership of deferred stock units is counted for purposes of satisfying our stock ownership requirements for directors.

Name of Beneficial Owner	Common Stock(1)	Right to Acquire(2)(3)	Total(4)
Seifi Ghasemi	586,370	225,413	811,783
Melissa N. Schaeffer	1,841	223	2,064
Sean D. Major	6,322	2,354	8,676
Samir J. Serhan	27,526	2,859	30,385
Tonit M. Calaway	0	224	224
Charles Cogut	1,200	7,340	8,540
Lisa A. Davis	0	2,315	2,315
Jessica Trocchi Graziano(5)	0	0	0
David H.Y. Ho	0	19,815	19,815
Edward L. Monser	280	15,007	15,287
Matthew H. Paull	4,055	0	4,055
Wayne T. Smith	3,459	1,389	4,848
Directors and executive officers as a group (12 persons)	631,053	276,939	907,992
(1)	This column includes shares held by executive officers in the RSP. Participants have voting rights with respect to such shares and can generally redirect their plan investments.
(2)	The executive officers have the right to acquire this number of shares within 60 days after October 31, 2023 by exercising outstanding options granted under the Company’s Long-Term Incentive Plan or through the vesting of performance shares or RSUs within 60 days after October 31, 2023. In addition to these amounts, our executive officers hold equity awards granted under the Company’s Long-Term Incentive Plan that will not vest within 60 days after October 31, 2023. For additional information regarding such holdings, refer to the Outstanding Equity Awards Table on page 48. Directors hold deferred stock units shown in the table that are distributable within 60 days upon a director’s retirement or resignation based upon the director’s payout elections under the Deferred Compensation Program for Directors. Deferred stock units held by directors who have elected to defer payout for longer periods are disclosed in footnote 3. Deferred stock units entitle the holder to receive one share of Company stock and accrued dividend equivalents. Deferred stock units do not have voting rights.
(3)	In addition to the amounts reflected in this column, executive officers and directors hold deferred stock units reflected in the table below, which are not distributable within 60 days following completion of Board service and which have been earned out or acquired through deferrals of salary, annual incentive awards or directors’ fees. Directors’ deferred stock units shown below are not included in the table above solely because the directors have elected to defer payout of these units more than 60 days following the date of their completion of Board service.

Name of Beneficial Owner	Deferred Stock Units
Tonit M. Calaway	894
Seifi Ghasemi	3,232
Matthew H. Paull	9,976
(4)	Directors, nominees and executive officers individually and as a group beneficially own less than 1% of the Company’s outstanding common stock.
(5)	Jessica Trocchi Graziano was elected to the Board effective December 1, 2023 and received a prorated grant of 89.1132 deferred stock units based on the number of months remaining until the next annual meeting.

64

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in Company stock and related securities with the SEC and NYSE. Based on our records and other information, we believe that in fiscal 2023 all of our directors and executive officers met all applicable Section 16(a) filing requirements.

Equity Compensation Plan Information

The following table provides information as of September 30, 2023 about Company stock that may be issued upon the exercise of options, warrants and rights granted to employees or members of the Board under the Company’s existing equity compensation plans, including plans approved by shareholders and plans that have not been approved by shareholders in reliance on the NYSE’s former treasury stock exception or other applicable exception to the NYSE’s listing requirements.

Equity Compensation Table

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,222,288(1)	$120.42	1,335,940(2)
Equity compensation plans not approved by security holders	20,559(3)	—	—
Total	1,242,847	$120.42	1,335,940
(1)	Represents Long-Term Incentive Plan outstanding stock options and deferred stock units (including RSUs and performance shares) that have been granted. Deferred stock units entitle the recipient to one share of Company common stock upon vesting, which is conditioned on continued employment during a deferral period and may also be conditioned on earn-out against certain performance targets. The amount presented assumes the maximum potential payout.
(2)	Represents authorized shares that were available for future grants as of September 30, 2023. These shares may be used for options, deferred stock units (including RSUs and performance shares), restricted stock and other stock-based awards to officers, directors and key employees.
(3)	This number represents deferred stock units issued under the Deferred Compensation Plan, which are purchased for the fair value of the underlying shares of stock with eligible deferred compensation.

2024 PROXY STATEMENT	65

Questions and Answers on Voting and the Annual Meeting

How many shares can vote at the Annual Meeting?
As of the record date, which was November 30, 2023, there were 222,228,107 shares of Company common stock issued and outstanding. Shares outstanding on the record date are the only shares entitled to vote at the Annual Meeting. Every owner of Company stock is entitled to one vote for each share owned.

Who counts the votes?
A representative of Broadridge Corporate Issuer Solutions, Inc. will tabulate the votes and act as the independent inspector of election.

What is a proxy?

A proxy is your legal appointment of another person to vote the shares of Company stock that you own in accordance with your instructions. The person you appoint to vote your shares also is called a proxy. You can find an electronic proxy card at www.proxyvote.com that you can use to vote your shares online or you can scan the QR code provided with your proxy materials. If you received these proxy materials by mail, you can also vote by mail or telephone using the proxy card enclosed with these materials.

On the proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

What shares are included on my proxy card?
If you are a registered shareholder, your proxy card will show the shares of Company stock registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., on the record date, including shares in the Direct Share Purchase and Sale Program administered for Air Products’ shareholders by our transfer agent. If you have shares registered in the name of a bank, broker or other registered owner or nominee, they will not appear on your proxy card.

How do I vote the shares on my proxy card?

If you received a Notice of Availability of Proxy Materials and accessed these proxy materials online, follow the instructions on the Notice to obtain your records and vote electronically.

If you received these proxy materials by mail, you may vote by signing and dating your proxy card and returning it in the prepaid envelope. You also can vote via mobile device, online or by using a toll-free telephone number. Instructions about these ways to vote appear on the proxy card. If you vote by telephone, please have your paper proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

If you received these proxy materials via e-mail, the e-mail message transmitting the link to these materials contains instructions on how to vote your shares of Company stock and your control number.

66

Whether your proxy is submitted by mail, telephone, mobile device or online, your shares will be voted in the manner you instruct. If you do not specify in your proxy how you want your shares voted, they will be voted according to the Board’s recommendations below:

Item		Board Recommendation
1.	Election of the Board’s Nine Nominees as Directors	FOR
2.	Advisory Vote on Executive Officer Compensation	FOR
3.	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	FOR

How do I vote shares held by my broker, bank or other nominee?
If a broker, bank or other nominee holds shares of Company stock for your benefit and the shares are not in your name on the transfer agent’s records, then you are considered the “beneficial owner” of those shares. If your shares are held this way, sometimes referred to as being held in “street name”, your broker, bank or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank or other nominee who holds your Company stock, please contact them as soon as possible. If you plan to attend the meeting and would like to vote your shares held by a bank, broker or other nominee, you must obtain a legal proxy, as described in the admission procedures section on page 69.

If you do not give your broker instructions as to how to vote, under NYSE rules, your broker has discretionary authority to vote your shares for you on Item 3 to ratify the appointment of auditors. Your broker may not vote for you without your instructions on the other items of business. Shares not voted on these other matters by your broker because you have not provided instructions are sometimes referred to as “broker nonvotes”.
May I change my vote?
Yes. You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card, by a later telephone or online vote, by notifying us that you have revoked your proxy or by attending the Annual Meeting and following the voting instructions provided on the meeting website.
How is Company stock in the Company’s Retirement Savings Plan voted?
If you are an employee who owns shares of Company stock under the RSP and you have regular access to a computer for performing your job, you were sent an e-mail with instructions on how to view the proxy materials and provide your voting instructions. Other participants in the RSP will receive proxy materials and a proxy card in the mail. The RSP trustee, Fidelity Management Trust Company, will vote shares of Company stock allocated to your RSP account on the record date in accordance with the directions you give on how to vote. The trustee will cast your vote in a manner that will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the trustee will vote the shares in the same proportions and manner as overall RSP participants instruct the trustee to vote shares allocated to their RSP accounts.
What is a “quorum”?
A quorum is necessary to hold a valid meeting of shareholders. A quorum exists if a majority of the outstanding shares of Company stock are present at the Annual Meeting or represented there by proxy. If you vote, including by Internet, telephone or proxy card, your shares voted will be counted towards the quorum for the Annual Meeting. Proxies marked as abstentions and broker discretionary votes are treated as present for purposes of determining a quorum.

2024 PROXY STATEMENT	67

What vote is necessary to pass the items of business at the Annual Meeting?
Election of Directors. Our Bylaws provide that if a quorum is present at the Annual Meeting and the number of director nominees does not exceed the number of directors to be elected (i.e., an uncontested election), director nominees will be elected if they receive a majority of the votes cast at the meeting in person or by proxy. This means that in uncontested elections the nominees will be elected if the number of shares voted “for” the nominee exceeds the number of shares voted “against” the nominee. In a contested election, nominees would be elected by a plurality of votes cast. Abstentions and broker nonvotes are not counted as votes cast and therefore will have no effect.

Under our Corporate Governance Guidelines, any incumbent director who is not re-elected by a majority of the votes cast must tender his or her resignation to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee then recommends to the Board whether to accept the resignation. The director will continue to serve until the Board decides whether to accept the resignation but will not participate in the Committee’s recommendation or the Board’s action regarding whether to accept the resignation. The Board will publicly disclose its decision and rationale within 90 days after certification of the election results by the inspector of election. If the Board does not accept the director’s resignation, the director will continue to serve.

All Other Items. The other two items of business will be approved if shares voted in favor of the proposal exceed shares voted against the proposal. Abstentions and broker nonvotes will not affect the outcome of the vote on these proposals.
How will voting on any other business be conducted?
We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this proxy statement. If any other business is proposed and the Chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.
When are shareholder proposals for the 2025 Annual Meeting due?
To be considered for inclusion in next year’s proxy statement, shareholder proposals must be delivered in writing to the Secretary of the Company, Air Products and Chemicals, Inc., 1940 Air Products Boulevard, Allentown, PA 18106-5500 no later than August 10, 2024.

To be presented at the 2025 Annual Meeting of Shareholders, our Bylaws require that adequate written notice of a proposal to be presented or director nominations must be delivered in writing to the Secretary of the Company in person or by mail at the address stated above on or after September 27, 2024 but no later than October 27, 2024, and a director nomination pursuant to our proxy access bylaw must be delivered on or after July 11, 2024 but no later than August 10, 2024. To be considered adequate, the notice must contain other information specified in our Bylaws about the matter to be presented at the meeting and the shareholder proposing the matter and, with respect to a director nomination for which proxies will be solicited, also contain the information required by Rule 14a-19 under the Securities Exchange Act of 1934. A copy of our Bylaws can be found in the “Governance” section of our website at www.airproducts.com. Proposals and director nominations received after the applicable deadlines will be considered untimely and will not be entitled to be presented at the meeting.
What are the costs of this proxy solicitation?
We hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $25,000, plus out-of-pocket costs and expenses. We also reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to you, because they hold title to Company stock for you. In addition to using the mail, our directors, officers and employees may solicit proxies by personal interview, telephone, telegram or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of soliciting proxies.
May I inspect the shareholder list?
For a period of 10 days prior to the Annual Meeting, a list of shareholders registered on the books of our transfer agent as of the record date will be available for examination by registered shareholders during normal business hours at the Company’s principal offices as long as the examination is for a purpose germane to the meeting. The list of shareholders will also be available for inspection by authenticated shareholders during the Annual Meeting on the virtual meeting website, www.virtualshareholdermeeting.com/APD2024.

68

How can I get materials for the Annual Meeting?
Under rules adopted by the SEC, we are furnishing proxy materials to most of our shareholders via the Internet instead of mailing printed copies of those materials to each shareholder. On December 8, 2023, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our 2023 Annual Report to Shareholders. The Notice of Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

If you are an employee of the Company or an affiliate who is a participant in the RSP or who has outstanding stock options, with an internal Company e-mail address as of the record date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, this proxy statement and the 2023 Annual Report to Shareholders on or about December 8, 2023. You may request a paper copy of these materials by contacting the Corporate Secretary’s Office. If you do not have an internal Company e-mail address, paper copies of these materials were mailed to your home. Instructions on how to vote shares in your RSP account are contained in the e-mail notice or accompany the paper proxy materials mailed to you.

If you have employee stock options awarded to you by the Company or an affiliate but do not otherwise own any Company stock on the record date, you are not eligible to vote and will not receive a proxy card for voting. You are being furnished this proxy statement and the 2023 Annual Report to Shareholders for your information and as required by law.
What are the procedures for attending and participating in the Annual Meeting?
The Annual Meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/APD2024. To gain admission to and vote at the Annual Meeting, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card or voting instruction form or in the email sending you this proxy statement. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number and voting at the virtual meeting.

The Annual Meeting will include a question and answer session. Questions may be submitted during the Annual Meeting through the virtual meeting website, www.virtualshareholdermeeting.com/APD2024. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics.

We encourage shareholders to log in to the virtual meeting website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 2:00 p.m. (Eastern) start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/ APD2024.

Whether or not you choose to participate in the Annual Meeting, it is important that your shares be part of the voting process. In addition, even if you plan to attend the Annual Meeting, we encourage you to return your proxy card or provide your bank, broker or other institution with voting instructions before the Annual Meeting in order to ensure that your shares are represented.
How can I reach the Company to request materials or information referred to in these Questions and Answers?
You may order a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, free of charge, or request other information by mail addressed to:

      Corporate Secretary’s Office
      Air Products and Chemicals, Inc.
      1940 Air Products Boulevard
      Allentown, PA 18106-5500

or by calling 610-481-4880. This information is also available free of charge on the SEC’s website, www.sec.gov, and our website, www.airproducts.com.

2024 PROXY STATEMENT	69

Appendix A

Reconciliations of Non-GAAP Financial Measures

(Millions of U.S. Dollars unless otherwise indicated, except for per share data)

We present certain financial measures, other than in accordance with United States generally accepted accounting principles (“GAAP”), on an “adjusted” or “non-GAAP” basis. These measures include adjusted diluted earnings per share (“EPS”) and adjusted EBITDA. For each non-GAAP financial measure, we present a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP.

In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude non-GAAP adjustments that we believe are not representative of our underlying business performance. For example, we exclude the impact of the non-service components of net periodic benefit/cost for our defined benefit pension plans as further discussed below. Additionally, we may exclude certain expenses associated with cost reduction actions, impairment charges and gains on disclosed transactions. The reader should be aware that we may recognize similar losses or gains in the future.

We provide these non-GAAP financial measures to allow investors, potential investors, securities analysts and others to evaluate the performance of our business in the same manner as our management. We believe these measures, when viewed together with financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results. However, we caution readers not to consider these measures in isolation or as a substitute for the most directly comparable measures calculated in accordance with GAAP. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.

Non-Service Pension (Benefit) Cost, Net

Effective beginning in fiscal year 2023, our adjusted EPS excludes the impact of non-service related components of net periodic benefit/cost for our defined benefit pension plans. The prior year non-GAAP financial measures presented below and disclosed in this proxy statement have been recast accordingly to conform to the fiscal year 2023 presentation. Years prior to 2022 have not been recast. Non-service related components are recurring, non-operating items that include interest cost, expected returns on plan assets, prior service cost amortization, actuarial loss amortization, as well as special termination benefits, curtailments and settlements. The net impact of non-service related components is reflected within “Other non-operating income (expense), net” on our consolidated income statements. Adjusting for the impact of non-service pension components provides management and users of our financial statements with a more accurate representation of our underlying business performance because these components are driven by factors that are unrelated to our operations, such as recent changes to the allocation of our pension plan assets associated with de-risking as well as volatility in equity and debt markets. Further, non-service related components are not indicative of our defined benefit plans’ future contribution needs due to the funded status of the plans.

2024 PROXY STATEMENT	A-1

Adjusted Diluted Earnings per Share (“EPS”)

Adjusted diluted EPS is presented on a continuing operations basis. We calculate this measure as net income from continuing operations attributable to Air Products, excluding the impact of certain disclosed items that we believe are not representative of underlying business performance, divided by the weighted average common shares reflecting the potential dilution that could occur if stock options or other share-based awards were exercised or converted into common stock. We view adjusted diluted EPS as a key performance metric, which is used to assess performance under our incentive compensation program, among other uses. The per share impact of each non-GAAP adjustment was calculated independently and may not sum to total adjusted diluted EPS due to rounding.

Fiscal Year Ended 30 September	2023	2022
Diluted EPS	$10.30	$10.08
Business and asset actions	0.92	0.27
Equity method investment impairment charge	—	0.05
Non-service pension (benefit) cost, net	0.29	(0.15)
Adjusted Diluted EPS	$11.51	$10.25
Change GAAP versus prior year
Diluted EPS $ change	$0.22
Diluted EPS % change	2%
Change Non-GAAP versus prior year
Adjusted diluted EPS $ change	$1.26
Adjusted diluted EPS % change	12%

Adjusted EBITDA

We define adjusted EBITDA as net income less income from discontinued operations, net of tax, and excluding non-GAAP adjustments, which we do not believe to be indicative of underlying business trends, before interest expense, other non-operating income (expense), net, income tax provision and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.

Below is a reconciliation of net income on a GAAP basis to adjusted EBITDA:

Fiscal Year Ended 30 September	2023	2022
Net income	$2,338.6	$2,266.5
Less: Income from discontinued operations, net of tax	7.4	12.6
Add: Interest expense	177.5	128.0
Less: Other non-operating income (expense), net	(39.0)	62.4
Add: Income tax provision	551.2	500.8
Add: Depreciation and amortization	1,358.3	1,338.2
Add: Business and asset actions	244.6	73.7
Add: Equity method investment impairment charge	—	14.8
Adjusted EBITDA	$4,701.8	$4,247.0
Change GAAP versus prior year
Net income $ change	$72.1
Net income % change	3%
Change Non-GAAP versus prior year
Adjusted EBITDA $ change	$454.8
Adjusted EBITDA % change	11%

A-2

Appendix B

Survey Reference Group

The AES Corporation
Air Liquide S.A.
Alcoa Corporation
Amcor plc
ArcelorMittal S.A.
Assa Abloy AB
Autoliv, Inc.
Ball Corporation
Baxter International Inc.
BorgWarner Inc.
Boston Scientific Corporation
Campbell Soup Company
CenterPoint Energy, Inc.
Cheniere Energy, Inc.
Chevron Phillips Chemical Company LLC
ConAgra Brands, Inc.
Consolidated Edison, Inc.
Corning Incorporated
Crown Holdings, Inc.
Dana Incorporated
Delek US Holdings, Inc.
DTE Energy Company	Eastman Chemical Company
Ecolab Inc.
EMCOR Group, Inc.
Entergy Corporation
EssilorLuxottica S.A.
Eversource Energy
FirstEnergy Corp.
The Goodyear Tire & Rubber Company
The Hershey Company
Hormel Foods Corporation
Illinois Tool Works Inc.
The J.M. Smucker Company
Keurig Dr Pepper Inc.
Kinder Morgan, Inc.
Masco Corporation
Molson Coors Beverage Company
The Mosaic Company
Newell Brands Inc.
Newmont Corporation
NRG Energy, Inc.
ONEOK, Inc.
Otis Worldwide Corporation	Owens & Minor, Inc.
Owens Corning
Polaris Inc.
Public Service Enterprise Group
Incorporated
Quanta Services, Inc.
Republic Services, Inc.
Rexel S.A.
Compagnie de Saint-Gobain S.A.
Sempra
TE Connectivity Ltd.
Tennessee Valley Authority
Textron Inc.
Trane Technologies plc
United States Steel Corporation
Vistra Corp.
WEC Energy Group, Inc.
Westlake Corporation
Weyerhaeuser Company
The Williams Companies, Inc.
Xcel Energy Inc.
Zimmer Biomet Holdings, Inc.

2024 PROXY STATEMENT	B-1

For more information,
please contact us at:

Global Headquarters
Air Products and Chemicals, Inc.
1940 Air Products Boulevard
Allentown, PA 18106-5500
T 610-481-4911

Corporate Secretary’s Office
Sean D. Major
Executive Vice President,
General Counsel and Secretary
T 610-481-4880

Investor Relations Office
Sidd Manjeshwar
Vice President,
Treasury and Investor Relations
T 610-481-4426

AIR PRODUCTS AND CHEMICALS, INC.
1940 AIR PRODUCTS BLVD.
ALLENTOWN, PA 18106-5500

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 24, 2024 (January 22, 2024 for Retirement Savings Plan Participants). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/APD2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 24, 2024 (January 22, 2024 for Retirement Savings Plan Participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V26476-P99582-Z86221	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AIR PRODUCTS AND CHEMICALS, INC.

The Board of Directors recommends you vote FOR each of the following:

1.	Election of Directors

	Nominees:	For	Against	Abstain

1a.	Tonit M. Calaway	☐	☐	☐
1b.	Charles Cogut	☐	☐	☐
1c.	Lisa A. Davis	☐	☐	☐
1d.	Seifollah Ghasemi	☐	☐	☐
1e.	Jessica Trocchi Graziano	☐	☐	☐
1f.	David H.Y. Ho	☐	☐	☐
1g.	Edward L. Monser	☐	☐	☐
1h.	Matthew H. Paull	☐	☐	☐
1i.	Wayne T. Smith	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain

2.	Advisory vote approving the compensation of the Company's executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.		For	Against	Abstain

3.	Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2024.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of
Air Products and Chemicals, Inc.
Thursday, January 25, 2024 - 2:00 p.m. Eastern Time

www.virtualshareholdermeeting.com/APD2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V26477-P99582-Z86221

AIR PRODUCTS AND CHEMICALS, INC.
Annual Meeting of Shareholders - January 25, 2024
Proxy
This proxy is solicited of the Board of Directors

The undersigned hereby appoints Seifollah Ghasemi, Melissa N. Schaeffer and Sean D. Major, or any one of them, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Air Products and Chemicals, Inc. on Thursday, January 25, 2024, at 2:00 p.m. (Eastern Time), and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if virtually present, as directed on the reverse side, and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof. This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting of Shareholders, the proxy holders, or any one of them, will have discretion to vote on those matters in accordance with their best judgment.

Air Products and Chemicals, Inc. Retirement Savings Plan Participants

The person signing on the reverse directs that Fidelity Management Trust Company, as Trustee for the Air Products and Chemicals, Inc. Retirement Savings Plan (the "Plan"), vote the shares of common stock of Air Products and Chemicals, Inc. ("shares") allocated to his or her account under the Plan at the Annual Meeting of Shareholders of Air Products and Chemicals, Inc. to be held on January 25, 2024 as directed on the reverse side.

The Trustee will tabulate the instructions from all participants and vote shares held in the Plan according to the instructions. The Trustee will vote shares held in the Plan for which no voting instructions are received by January 22, 2024 in the same proportions and manner as shares held in the Plan for which instructions have been received.

Continued and to be signed on reverse side